                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                           SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by Registrant  [X]

Filed by a Party other than the Registrant  [_]

Check the appropriate box:

   [_] Preliminary Proxy Statement

   [X] Definitive Proxy Statement

   [_] Definitive Additional Materials

   [_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               ZIXIT CORPORATION
               (Name of Registrant as Specified In Its Charter)

          -----------------------------------------------------------

   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X] No fee required.

   [_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1) Title of each class of securities to which transaction applies:

      (2) Aggregate number of securities to which transactions applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:/1/

      (4) Proposed maximum aggregate value of transaction:

      (5) Total fee paid:

   [_] Fee paid previously with preliminary materials

   [_] Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount Previously Paid:

      (2) Form, Schedule or Registration Statement No:

      (3) Filing Party:

      (4) Date Filed:
--------
  /1/ Set forth the amount on which the filing fee is calculated and state how it was determined.

                                  [LOGO] ZIXIT

                               -----------------

                               ZIXIT CORPORATION
                           2711 North Haskell Avenue
                               Suite 2300, LB 36
                           Dallas, Texas 75204-2960

                               -----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                       To Be Held Monday, July 29, 2002

                               -----------------

   We will hold this year's annual stockholders' meeting on Monday, July 29, 2002, at 9:00 a.m. (registration to begin at 8:30 a.m.), Central time. We will hold the meeting at the CityPlace Conference Center, Houston Room, 2711 North Haskell Avenue, Second Floor, Dallas, Texas 75204. At the meeting, we will ask you to consider and vote on the following proposals:

   . a proposal to elect David P. Cook, Michael E. Keane, James S. Marston,
     John A. Ryan, Antonio R. Sanchez, Jr. and Dr. Ben G. Streetman as members of our Board of Directors;

   . a proposal to amend our Articles of Incorporation to change our name to "Zix Corporation";

   . a proposal to increase the number of shares of our common stock available for grant under our 2001 Stock Option Plan from 850,000 to 1,500,000 shares; and

   . a proposal to increase the number of shares of our common stock available for grant under our 1999 Directors' Stock Option Plan from 750,000 to 975,000 shares.

   We will also discuss and take action on any other business that is properly brought before the meeting or any adjournment thereof. If you were a stockholder at the close of business on May 31, 2002, you are entitled to notice of, and to vote at, the meeting or any adjournment thereof. The stock transfer books will not be closed.

   We would like you to attend the meeting, but understand that you may not be able to do so. For your convenience, and to ensure that your shares are represented and voted according to your wishes, we have enclosed a proxy card for you to use. Please vote, sign and date the proxy card and return it to us as soon as possible. We have provided you with a postage-paid envelope to return your proxy card. If you attend the meeting, you may revoke your proxy and vote in person. We look forward to hearing from you.

                                          By Order of the Board of Directors,

                                          Ronald A. Woessner
                                          Senior Vice President, General
                                            Counsel & Secretary

Dallas, Texas
June 10, 2002

                            YOUR VOTE IS IMPORTANT.
       Please vote early even if you plan to attend the annual meeting.

                               TABLE OF CONTENTS

QUESTIONS AND ANSWERS:

Why did I receive this proxy statement?......................................... 1
I may have received more than one proxy statement. Why?......................... 1
What will occur at the annual meeting?.......................................... 1
How many votes are necessary to elect the nominees for director?................ 1
How many votes are necessary to approve the adoption of the amendments to ZixIt
  Corporation's Articles of Incorporation, 2001 Stock Option Plan and 1999
  Directors' Stock Option Plan?................................................. 2
What if a nominee is unwilling or unable to stand for election?................. 2
How do I vote if I am not planning to attend the annual meeting?................ 2
What if I want to change my vote?............................................... 2
How do I raise an issue for discussion or vote at the annual meeting?........... 2
What if my shares are in a brokerage account and I do not vote?................. 3
How are abstentions treated?.................................................... 3
How much will this solicitation cost, and who will pay for it?.................. 3
Where can I find the voting results of the annual meeting?...................... 3

MORE ABOUT THE PROPOSALS:

Proposal 1: Election of Directors................................................ 4
Proposal 2: Amendment to ZixIt Corporation's Articles of Incorporation........... 4
Proposal 3: Amendment to ZixIt Corporation's 2001 Stock Option Plan.............. 5
Proposal 4: Amendment to ZixIt Corporation's 1999 Directors' Stock Option Plan... 7

OTHER INFORMATION YOU NEED TO MAKE AN INFORMED DECISION:

Who are our directors, executive officers and significant employees?............  9
How much stock do our principal stockholders, directors and executive officers own?.......................................................................... 12
Section 16(a) Beneficial Ownership Reporting Compliance......................... 13
How do our Board and its committees work?....................................... 13
Compensation of Directors and Executive Officers:
   Summary Compensation Table................................................... 15
   Option Grants in 2001 to Named Executive Officers............................ 16
   Aggregated Option Exercises in 2001 and Year-end Option Values............... 16
   Non-Stockholder Approved Equity Compensation Arrangements.................... 17
   Employment and Severance Agreements with Certain Executive Officers.......... 18
   How are our Board members paid?.............................................. 18
   Certain Relationships and Related Transactions............................... 19
   Compensation Committee Interlocks and Insider Participation.................. 19
   Report of Board of Directors on Executive Compensation....................... 20
   Stock Price Performance Graph................................................ 22
Report of the Audit Committee of the Board of Directors......................... 23

                             QUESTIONS AND ANSWERS

Why did I receive this proxy statement?

   On or about June 10, 2002, we will begin mailing this proxy statement and accompanying proxy card to everyone who was a stockholder of our company at the close of business on May 31, 2002. We prepare a proxy statement each year to let our stockholders know when and where we will hold our annual stockholders' meeting. This proxy statement:

   . includes information about the matters that will be discussed and voted on at the meeting, and

   . provides you with updated information about our company.

I may have received more than one proxy statement. Why?

   If you received more than one proxy statement, your shares are probably registered differently or are in more than one account. Please vote each proxy card that you received.

What will occur at the annual meeting?

   First, we will determine whether enough stockholders are present at the meeting to conduct business. A stockholder will be deemed to be "present" at the meeting if the stockholder:

   . is present in person, or

   . is not present in person but has voted by proxy card prior to the meeting.

   All stockholders of record at the close of business on May 31, 2002 will be entitled to vote on matters presented at the meeting or any adjournment thereof. The holders of a majority, or 8,837,344, of the shares of our common stock entitled to vote at the meeting must be represented at the meeting in person or by proxy to have a quorum for the transaction of business at the meeting and to act on the matters specified in the Notice. If holders of fewer than 8,837,344 shares are present at the meeting, we will adjourn or reschedule the meeting. Under our Articles of Incorporation, for each share of common stock that you owned at the close of business on May 31, 2002, you are entitled to one vote on all matters brought before the meeting or any adjournment thereof.

   After each proposal has been voted on at the meeting, we will discuss and take action on any other matter that is properly brought before the meeting. Our transfer agent, Computershare Investor Services, LLC, will count the votes and act as inspector of election.

   A representative of Ernst & Young LLP (we refer to it as "Ernst & Young"), our independent auditors, is expected to be present at the annual meeting and will be afforded an opportunity to make a statement, if such representative so desires, and to respond to appropriate questions.

   If enough stockholders are present at the meeting to conduct business, then we will vote on the proposals outlined in this proxy statement and any other business that is properly brought before the meeting and any adjournments thereof.

   We know of no other matters that will be presented for consideration at the annual meeting. If, however, other matters or proposals are presented and properly come before the meeting, the proxy holders intend to vote all proxies in accordance with their best judgment in the interest of ZixIt Corporation and our stockholders.

How many votes are necessary to elect the nominees for director?

   At the close of business on May 31, 2002, there were 17,674,687 shares of our common stock issued and outstanding and entitled to vote. The six nominees receiving the highest number of "yes" votes will be elected as directors. This number is called a "plurality."

   Votes that are withheld from any director nominee will be counted in determining whether a quorum has been reached but will not affect the outcome of the vote. Assuming a quorum is present, the affirmative vote of a "plurality" of the shares of common stock voted and entitled to vote for the election of directors is required for the election of directors. Votes may be cast in favor of, or withheld from, a director nominee.

   In the election of directors, stockholders are not entitled to cumulate their votes or to vote for a greater number of persons than the number of nominees named in this proxy statement.

How many votes are necessary to approve the adoption of the amendments to ZixIt Corporation's Articles of Incorporation, 2001 Stock Option Plan and 1999 Directors' Stock Option Plan?

   The affirmative vote of at least two-thirds of the outstanding shares of our common stock is required to approve the amendment to our Articles of Incorporation to change our name to "Zix Corporation." The affirmative vote of a majority of the shares of our common stock represented at the annual meeting and entitled to vote, if a quorum is present, is required to approve the adoption of the proposed amendments to our 2001 Stock Option Plan and 1999 Directors' Stock Option Plan. The same vote is generally required for action on any other matters that properly come before the meeting.

What if a nominee is unwilling or unable to stand for election?

   Each of the persons nominated for election to our Board of Directors has agreed to stand for election. However, should any nominee become unable or unwilling to accept nomination or election, no person will be substituted in his stead. The Board of Directors, in accordance with our Restated Bylaws, will by resolution reduce the number of members of our Board accordingly. Our Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve if elected, and to the knowledge of the Board, each of the nominees intends to serve the entire term for which election is sought.

How do I vote if I am not planning to attend the annual meeting?

   In addition to voting in person at the meeting, you may mark your selections on the enclosed proxy card, date and sign the card and return the card in the enclosed postage-paid envelope.

   Please understand that voting by any means other than voting in person at the meeting has the effect of appointing John A. Ryan, our Chairman, President and Chief Executive Officer, and Steve M. York, our Senior Vice President, Chief Financial Officer and Treasurer, as your proxies. They will be required to vote on the proposals described in this proxy statement exactly as you have voted. However, if any other matter requiring a stockholder vote is properly raised at the meeting, then Messrs. Ryan and York will be authorized to use their discretion to vote on such issues on your behalf.

   We encourage you to vote now even if you plan to attend the annual meeting in person. If your shares are in a brokerage account, you may receive different voting instructions from your broker.

What if I want to change my vote?

   You may revoke your vote on a proposal at any time before the annual meeting for any reason. To revoke your proxy before the meeting, write to our Secretary, Ronald A. Woessner, at 2711 North Haskell Avenue, Suite 2300, LB 36, Dallas, Texas 75204-2960. You may also come to the meeting and change your vote in writing.

How do I raise an issue for discussion or vote at the annual meeting?

   If you would like to submit a proposal to be included in next year's proxy statement, you must submit your proposal in writing so that we receive it no later than February 10, 2003. We will include your proposal in our next annual proxy statement if it is a proposal that we would be required to include in our proxy statement pursuant to the rules of the Securities and Exchange Commission (we refer to it as the "SEC"). Under Rule 14a-8 of the Securities Exchange Act of 1934, as amended, proposals of stockholders must conform to certain requirements as to form and may be omitted from the proxy materials under certain circumstances. To avoid unnecessary expenditures of time and money, you are urged to review this rule and, if questions arise, consult legal counsel prior to submitting a proposal to us. Proposals should be directed to our Secretary, Ronald A. Woessner, at our principal executive offices at 2711 North Haskell Avenue, Suite 2300, LB 36, Dallas, Texas 75204-2960.

   Where a stockholder has appropriately specified how a proxy is to be voted, it will be voted accordingly, and where no specific direction is given on a properly executed proxy card, it will be voted FOR adoption of the proposals set forth in this proxy statement. The proxy holders will have discretion to vote on any matter properly proposed to come before the meeting that was not brought to our attention by February 18, 2002.

What if my shares are in a brokerage account and I do not vote?

   If your shares are in a brokerage account and you do not vote, your brokerage firm could:

   . vote your shares, if it is permitted by the rules of NASDAQ, or

   . leave your shares unvoted.

   Under applicable rules, brokers who hold shares in street name have the authority to vote in favor of all matters specified in the Notice, if they do not receive contrary voting instructions from beneficial owners. Under applicable law, if a broker has not received voting instructions with respect to certain shares and gives a proxy for those shares, but does not vote the shares on a particular matter, those shares will not affect the outcome of the vote with respect to that matter. Such broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of votes cast with respect to a proposal. A broker non-vote will not affect the outcome of the voting on any proposals other than the proposal to amend the ZixIt Corporation Articles of Incorporation. A broker non-vote will have the effect of a "no" vote on that proposal.

How are abstentions treated?

   Any stockholder that is present at the meeting, either in person or by proxy, but who abstains from voting, will still be counted for purposes of determining whether a quorum exists. An abstention will not be counted as an affirmative or negative vote in the election of the directors. With respect to all other matters, an abstention would have the same effect as a vote against the proposal. Our stockholders have no appraisal rights under Texas law with respect to the proposals specified in the Notice. If you sign your proxy card but do not specify how you want to vote on a proposal, then your shares will be voted FOR that proposal.

How much will this solicitation cost, and who will pay for it?

   We will bear the cost of solicitation of proxies, including the cost of preparing, printing and mailing proxy materials, and the cost of reimbursing brokers for forwarding proxies and proxy statements to their principals. We have engaged Georgeson Shareholder to assist in the solicitation of proxy materials from stockholders at a fee of approximately $5,500 plus reimbursement of reasonable out-of-pocket expenses. Proxies may also be solicited without extra compensation by our officers and employees by telephone or otherwise. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of proxy solicitation material to beneficial owners of shares of our common stock, and we may reimburse them for reasonable out-of-pocket expenses incurred by them.

Where can I find the voting results of the annual meeting?

   We will announce the voting results at the meeting and will publish the results in our quarterly report on Form 10-Q for the second quarter of 2002 ending on June 30, 2002. We will file that report with the SEC by mid-August of this year, and you can get a copy by contacting either our Investor Relations office at (214) 515-7357 or the SEC at (800) SEC-0330 or http://www.sec.gov.

                           MORE ABOUT THE PROPOSALS

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

   We will vote on the election of six members of our Board of Directors at the annual meeting. Each director serves until the next annual meeting of stockholders and until the director's successor is duly elected and qualified, unless earlier removed in accordance with our Restated Bylaws. Officers serve at the discretion of our Board of Directors.

   The nominees for election to our Board are David P. Cook, Michael E. Keane, James S. Marston, John A. Ryan, Antonio R. Sanchez, Jr. and Dr. Ben G. Streetman.

Name (1)                                 Principal Occupation                   Director Since
--------                                 --------------------                   --------------
David P. Cook           Founder, ZixIt Corporation                                   1995(2)

Michael E. Keane        Senior Vice President and Chief Financial Officer,            1997
                          UNOVA, Inc.

James S. Marston        Private Investor                                              1991

John A. Ryan            Chairman, President and Chief Executive Officer, ZixIt        2001
                          Corporation

Antonio R. Sanchez, Jr. Chairman and Chief Executive Officer, Sanchez Oil &           1993
                          Gas Corporation

Dr. Ben G. Streetman    Dean, College of Engineering at The University of Texas       1998
                          at Austin

--------
(1) For biographical and other information regarding the nominees for director, please see "Who are our directors, executive officers and significant employees?" below.
(2) Mr. Cook also served on our Board of Directors from 1984 to 1990.

   OUR BOARD OF DIRECTORS URGES YOU TO VOTE FOR EACH OF THE NOMINEES FOR DIRECTOR SET FORTH ABOVE.

                                  PROPOSAL 2

          AMENDMENT TO ZIXIT CORPORATION'S ARTICLES OF INCORPORATION

   We have a suite of secure messaging products and services that use the "Zix" prefix--ZixVPM, ZixBlast and ZixMail. Accordingly, we propose to amend our Articles of Incorporation to formally change our name to "Zix Corporation." We believe that the proposed name is preferable to our current name since we are using the "Zix" prefix to promote our products and services. If this proposal is approved by our stockholders, an amendment to our Articles of Incorporation will be filed to effect the name change as promptly as practicable. After the name change, our shares of common stock will continue to trade on NASDAQ under the symbol "ZIXI."

   OUR BOARD OF DIRECTORS URGES YOU TO VOTE FOR THE ADOPTION OF THE PROPOSED AMENDMENT TO ZIXIT CORPORATION'S ARTICLES OF INCORPORATION.

                                  PROPOSAL 3

            AMENDMENT TO ZIXIT CORPORATION'S 2001 STOCK OPTION PLAN

   We have adopted an amendment to our 2001 Stock Option Plan (we refer to it as the "2001 Plan"), subject to approval by our stockholders. The amendment increases the maximum number of shares of our common stock with respect to which options may be granted under the 2001 Plan from 850,000 to 1,500,000. As of April 30, 2002, the aggregate market value of the shares covered by the amendment was $3,224,000.

   A copy of the 2001 Plan, as amended and restated after giving effect to the amendment, is attached to this proxy statement as APPENDIX A. From inception of the 2001 Plan through April 30, 2002, (i) all current executive officers, as a group, were granted 275,000 options; (ii) all current directors who are not executive officers were not eligible to receive options and (iii) all employees, including all current officers who are not executive officers, as a group, were granted 438,500 options under the 2001 Plan. No option grants have been made under the 2001 Plan out of the 650,000 additional shares reserved under the 2001 Plan that stockholders are being asked to approve. The number of option grants to be made in the future to the foregoing individuals or groups of individuals, and the prices at which such grants will be made, are not determinable. The following summary of certain provisions of the 2001 Plan is qualified in its entirety by reference to the full text of the 2001 Plan.

  Summary

   Our Board of Directors believes that the proposed amendment to the 2001 Plan is in the best interest of ZixIt Corporation and its stockholders and is necessary to enable us to attract and retain highly qualified personnel. The affirmative vote of a majority of the shares of our common stock represented at the annual meeting and entitled to vote, if a quorum is present, is required to approve the adoption of the proposed amendment to the 2001 Plan.

  Administration

   The 2001 Plan is administered by our Board of Directors and the Board's Compensation and Stock Option Committee (either, the "committee"). The committee is authorized to grant awards in the form of stock options and to determine the terms and conditions relating to such options. The committee has complete authority to construe, interpret and administer the provisions of the 2001 Plan and the provisions of the agreements governing options granted thereunder. The committee has the authority to prescribe, amend and rescind rules and regulations pertaining to the 2001 Plan and to make all other determinations necessary or deemed advisable in the administration of the 2001 Plan. The determinations and interpretations made by the committee are final and conclusive.

  Eligibility

   Eligibility to participate in the 2001 Plan is limited to our employees and non-employee consultants and advisors and our subsidiaries' employees and non-employee consultants and advisors, as selected by the committee. No participant in the 2001 Plan may be granted stock options for more than 600,000 shares of our common stock in the aggregate during the term of the 2001 Plan. As of April 30, 2002, approximately 103 persons were eligible to participate in the 2001 Plan.

  Number of Shares Subject to the 2001 Plan

   Subject to adjustment as described below, assuming adoption of the amendment to the 2001 Plan, the maximum number of shares of our common stock for which options may be granted under the 2001 Plan is 1,500,000 shares. Currently, the maximum number of shares of our common stock for which options may be granted under the 2001 Plan is 850,000 shares. In the event of a stock split, stock dividend or other relevant change affecting our common stock, the committee has the authority to make appropriate adjustments to the number of shares available for grants and to the number of shares under outstanding grants and, if applicable, the exercise price under outstanding grants made before the event in question.

  Type of Awards Under the 2001 Plan

   The committee may grant options under the 2001 Plan to purchase shares of our common stock. Assuming adoption of the proposed amendment to the 2001 Plan, the maximum number of shares of our common stock for which stock options may be granted under the 2001 Plan is 1,500,000 shares, compared to the current maximum of 850,000 shares. As of April 30, 2002, there were 136,500 shares available for option grants under the 2001 Plan. The committee will determine the number of shares subject to the option, the manner and time of the exercise of the option, the exercise price per share of stock subject to the option and other applicable conditions. The committee may grant either "nonqualified stock options" (we refer to these as "NQSOs") or "incentive stock options" (we refer to these as "ISOs") pursuant to Section 422 of the Internal Revenue Code, as amended, or both. The exercise price of ISOs may not be less than the fair market value of our common stock on the date of grant (and not less than 110% of the fair market value in the case of options granted to an optionee owning 10% or more of our outstanding common stock). The exercise price for NQSOs may not be less than 100% of the fair market value of our common stock on the date of grant. The exercise price may, at the discretion of the committee, be paid in cash, shares of our common stock or a combination thereof. We may make financing available to the optionee on such terms as the committee shall specify. The effect of an optionee's termination of employment by reason of death, retirement, disability or otherwise and other conditions that will apply to the exercise of the option will be specified in the option agreement evidencing the grant of the option. ISOs granted to an optionee who owns 10% or more of our outstanding common stock may not be exercisable more than five years after the date of grant (or such other time period as the Internal Revenue Code may require). NQSOs and all other ISOs may not be exercisable more than ten years after the date of grant.

  Amendment and Termination

   Our Board of Directors may amend, abandon, suspend or terminate the 2001 Plan or any portion thereof at any time. No amendment shall, however, be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement. No options may be granted under the 2001 Plan after May 14, 2011.

  Change in Control

   In order to preserve the rights of participants in the event of a change in control of ZixIt Corporation, the committee in its discretion may, at the time a grant is made or any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise of an option, (ii) provide for the purchase of the option upon the participant's request for an amount of cash or other property that could have been received upon the exercise or realization of the option had the option been currently exercisable or payable, (iii) adjust the terms of the option in a manner determined by the committee to reflect the change in control, (iv) cause an option to be assumed, or new rights substituted therefor, by another entity or (v) make such other provisions as the committee may consider equitable and in the best interest of ZixIt Corporation.

  Federal Income Tax Consequences

   Under current U.S. federal tax law, the following are the U.S. federal income tax consequences generally arising with respect to stock option awards under the 2001 Plan:

   An employee receiving NQSOs will not realize any taxable income, and we will not be entitled to any federal income tax deduction, at the time the NQSO is granted. At the time the NQSO is exercised, however, the employee generally will realize ordinary income in an amount equal to the excess of the fair market value of our common stock on the date of exercise over the option price paid, and we will generally be entitled to a corresponding federal income tax deduction. Upon the sale of our common stock acquired upon exercise of a NQSO, the employee generally will recognize capital gain or loss.

   Any employee receiving ISOs generally will not realize taxable income, and we will not be entitled to a federal income tax deduction, at the time an ISO is granted or at the time the ISO is exercised. However, there may be certain alternative minimum tax consequences to the employee resulting from the exercise of an ISO. Upon a sale of our common stock acquired upon exercise of an ISO, the employee generally will realize a capital gain or capital loss, and we will receive no deduction, so long as the sale does not occur within two years of the date of the grant of the ISO or within one year from the date the shares were transferred to the employee upon the exercise of the ISO. If a sale does occur within two years of the date of grant or one year of the transfer date, however, part or all of the income recognized by the employee may be treated as ordinary income. Under such circumstances, we could be entitled to a federal income tax deduction equal to the ordinary income recognized by the employee.

   OUR BOARD OF DIRECTORS URGES YOU TO VOTE FOR THE ADOPTION OF THE PROPOSED AMENDMENT TO ZIXIT CORPORATION'S 2001 STOCK OPTION PLAN.

                                  PROPOSAL 4

      AMENDMENT TO ZIXIT CORPORATION'S 1999 DIRECTORS' STOCK OPTION PLAN

   We have adopted an amendment to our 1999 Directors' Stock Option Plan (we refer to it as the "1999 Plan"), subject to approval by our stockholders. The amendment increases the maximum number of shares of our common stock with respect to which options may be granted under the 1999 Plan from 750,000 to 975,000. As of April 30, 2002, the aggregate market value of the shares covered by the amendment was $1,116,000.

   A copy of the 1999 Plan, as amended and restated after giving effect to the amendment, is attached to this proxy statement as APPENDIX B. In 2001, each of our eligible non-employee directors received 42,589 options under the 1999 Plan, for a total of 170,356 options as a group. As of April 30, 2002, each of our eligible non-employee directors received an additional 35,116 options under the 1999 Plan for 2002, totaling 175,580 options as a group. No option grants have been made under the 1999 Plan out of the 225,000 additional shares reserved under the 1999 Plan that stockholders are being asked to approve. See "How are our Board members paid?" below. The following summary of certain provisions of the 1999 Plan is qualified in its entirety by reference to the full text of the 1999 Plan.

  Summary

   Our Board of Directors believes that the proposed amendment to the 1999 Plan is in the best interest of ZixIt Corporation and its stockholders and is necessary to enable us to attract and retain highly qualified non-employee directors. The affirmative vote of a majority of the shares of our common stock represented at the annual meeting and entitled to vote, if a quorum is present, is required to approve the adoption of the proposed amendment to the 1999 Plan.

  Administration

   The 1999 Plan is administered by our Board of Directors and the Board's Compensation and Stock Option Committee (either, the "committee"). The committee is authorized to grant awards in the form of stock options and to determine the terms and conditions relating to such options. The committee has complete authority to construe, interpret and administer the provisions of the 1999 Plan and the provisions of the agreements governing options granted thereunder. The committee has the authority to prescribe, amend and rescind rules and regulations pertaining to the 1999 Plan and to make all other determinations necessary or deemed advisable in the administration of the 1999 Plan. The determinations and interpretations made by the committee are final and conclusive.

  Eligibility

   Eligibility to participate in the 1999 Plan is limited to our non-employee directors. As of April 30, 2002, approximately six persons were eligible to participate in the 1999 Plan.

  Automatic Grants of Options

   The 1999 Plan provides that on the day that a non-employee director is first appointed or elected to our Board of Directors, such director will be granted nonqualified options to purchase 25,000 shares of our common stock. These options vest six months from the grant date, and the exercise price is 100% of the common stock price on the grant date.

   Also, on the first business day of each subsequent January during the term of the 1999 Plan, each non-employee director who has served on our Board at least 12 consecutive months will automatically receive a further grant of options. The number of options received by each non-employee director in a given year will be determined according to the following formula: 1% of the number of our outstanding common stock shares as of the December 31 immediately preceding the grant date divided by the number of then-eligible directors. However, in no event may the number of shares granted a director in any given year exceed one-half of 1% of our outstanding common stock shares. The exercise price for these options will be 120% of the common stock price on the grant date.

  Number of Shares Subject to the 1999 Plan

   Subject to adjustment as described below, assuming adoption of the amendment to the 1999 Plan, the maximum number of shares of our common stock for which options may be granted under the 1999 Plan is 975,000 shares. Currently, the maximum number of shares of our common stock for which options may be granted under the 1999 Plan is 750,000 shares. As of April 30, 2002, there were 80,436 shares available for option grants under the 1999 Plan. In the event of a stock split, stock dividend or other relevant change affecting our common stock, the committee has the authority to make appropriate adjustments to the number of shares available for grants and to the number of shares under outstanding grants and, if applicable, the exercise price under outstanding grants made before the event in question.

  Amendment and Termination

   Our Board of Directors may amend, abandon, suspend or terminate the 1999 Plan or any portion thereof at any time. No amendment shall, however, be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement. No options may be granted under the 1999 Plan after January 27, 2009.

  Federal Income Tax Consequences

   An optionee will not realize any taxable income, and we will not be entitled to any federal income tax deduction, at the time the option is granted. At the time the option is exercised, however, the optionee generally will realize ordinary income in an amount equal to the excess of the fair market value of the common stock on the date of exercise over the option price paid, and we will generally be entitled to a corresponding federal income tax deduction.

   OUR BOARD OF DIRECTORS URGES YOU TO VOTE FOR THE ADOPTION OF THE PROPOSED AMENDMENT TO ZIXIT CORPORATION'S 1999 DIRECTORS' STOCK OPTION PLAN.

            OTHER INFORMATION YOU NEED TO MAKE AN INFORMED DECISION

Who are our directors, executive officers and significant employees?

   There is no family relationship among any of our directors, executive officers or significant employees. The following table sets forth, as of April 30, 2002, the names of our directors, executive officers and other significant employees and their respective ages and positions:

             Name              Age                           Position
             ----              ---                           --------
David P. Cook (1)(3).......... 50  Director, Founder

Donald D. Druckenbrodt........ 48  Vice President, Technology Planning

Dennis F. Heathcote........... 45  Vice President, North American Sales and Services

H. Wayne Huizenga............. 64  Director, Co-Vice Chairman

Michael E. Keane (2)(4)....... 46  Director

Dr. G. Gary Liu............... 47  Vice President and Chief Technical Officer

James S. Marston (2)(4)....... 68  Director

Wael Mohamed.................. 34  Vice President, Global Distribution

Daniel S. Nutkis.............. 36  Vice President, Strategy and Products

Jeffrey P. Papows (1)......... 48  Director, Co-Vice Chairman

David J. Robertson............ 43  Vice President, Engineering

John A. Ryan.................. 46  Director, Chairman, President and Chief Executive Officer

Antonio R. Sanchez, Jr. (1)(3) 59  Director

Dr. Ben G. Streetman (2)(3)(4) 62  Director

Ronald A. Woessner............ 45  Senior Vice President, General Counsel and Secretary

Steve M. York................. 51  Senior Vice President, Chief Financial Officer and Treasurer

--------
(1) Member of the Executive Committee.
(2) Member of the Audit Committee.
(3) Member of the Nominating Committee.
(4) Member of the Compensation and Stock Option Committee.

   DAVID P. COOK was elected to our Board in December 1995 and currently holds the position of Founder of ZixIt Corporation. He served as President and Chief Executive Officer from April 1998 until November 2001 and as Chairman from April 1998 until October 2000. He previously served as Chairman and Chief Executive Officer of ARBImetrics Corporation, a Dallas-based investment company that he founded. Mr. Cook founded ZixIt Corporation (formerly known as Amtech Corporation) and served as a director from 1984 until 1990, serving as Chairman of the Executive Committee until 1990. Mr. Cook founded Blockbuster Entertainment Corporation and was its Chief Executive Officer from its inception until 1987. Prior to that, he was Chairman of Cook Data Services, Inc., a software company that he also founded.

   DONALD D. DRUCKENBRODT, Vice President, Technology Planning, rejoined our company in January 1999. Mr. Druckenbrodt previously served as Vice President of Amtech Systems Corporation, a former wholly-owned subsidiary of ZixIt Corporation, from 1987 until 1990. Prior to rejoining ZixIt Corporation,
Mr. Druckenbrodt served as Vice President of OGRE Partners, Ltd., an oil and gas economic modeling software firm, from 1992 until 1999. Mr. Druckenbrodt also served as President of Blockbuster Computer Systems, Inc., a wholly-owned subsidiary of Blockbuster Entertainment Corporation, from its inception until 1987.

   DENNIS F. HEATHCOTE joined our company in December 2001 as Vice President, North American Sales and Services. From May 1998 until June 2001, Mr. Heathcote worked at Entrust, Inc., where he held a variety of senior sales and management positions, including Vice President and General Manager of Entrust.net, Inc., Entrust, Inc.'s business unit focused on providing e-business trust solutions for wired and wireless networks, from October 1999 until June 2001. In addition, Mr. Heathcote, a Chartered Accountant, has more than 20 years of experience in senior sales, finance and business administration roles in the software and technology industry, including more than ten years with IBM and IBM Global Services.

   H. WAYNE HUIZENGA was elected director and Vice Chairman of our Board in May 2000 and has served as Co-Vice Chairman since November 2001. Mr. Huizenga has been Chairman of AutoNation, Inc. since August 1995 and served as its Chief Executive Officer from August 1995 until October 1996 and Co-Chief Executive Officer from October 1996 until September 1999. Mr. Huizenga has also been Chairman of Extended Stay America, Inc. since January 1995. Since May 1998, he has been Chairman of Republic Services, Inc. and Chief Executive Officer from May 1998 until December 1998. Since September 1996, he has been Chairman of Boca Resorts, Inc. He owns the Miami Dolphins professional sports franchise, as well as Pro Player Stadium, and is a director of NationsRent, Inc. and ANC Rental Corporation. Mr. Huizenga was Chairman and Chief Executive Officer of Blockbuster Entertainment Corporation from April 1987 until its merger with Viacom, Inc. in September 1994. From September 1994 until October 1995, he served as Vice Chairman of Viacom, Inc. and Chairman of Blockbuster Entertainment Group, a division of Viacom, Inc. In January 1971, Mr. Huizenga co-founded Waste Management, Inc. and served in various capacities, including President, Chief Operating Officer and director, from its inception until 1984.

   MICHAEL E. KEANE was elected to our Board in November 1997. Mr. Keane has been Senior Vice President and Chief Financial Officer of UNOVA, Inc. since November 1997. UNOVA, Inc. comprises the former industrial technology businesses spun off from Western Atlas, Inc. in October 1997, where Mr. Keane was also Senior Vice President and Chief Financial Officer from October 1996 until October 1997 and Vice President and Treasurer from March 1994 until October 1996. Prior to that, he was Corporate Director, Pensions and Insurance, for Litton Industries, Inc. from February 1991 until March 1994.

   DR. G. GARY LIU became an employee of our company in January 1999 and was subsequently appointed Vice President and Chief Technical Officer. From 1997 until beginning employment with ZixIt Corporation, Dr. Liu was President of Securisys Corporation, an encryption, start-up enterprise that he founded. Dr. Liu was also President of American Advanced Technology, Inc., a privately-held telecommunications design consulting company, from its founding in January 1993 until its dissolution in January 1997. Dr. Liu has a doctorate degree in physics from the California Institute of Technology (Caltech).

   JAMES S. MARSTON was elected to our Board in September 1991. From September 1987 through February 1998, Mr. Marston served as a Senior, or Executive, Vice President and the Chief Information Officer of APL Limited, a U.S.-based intermodal shipping company. Between 1986 and 1987, Mr. Marston served as President of AMR Technical Training Division, AMR Corporation. From 1982 until 1986, he was Vice President of Data Processing and Communications for American Airlines, in which position he was in charge of the Sabre reservations system and related technologies.

   WAEL MOHAMED joined our company in February 2002 and serves as Vice President, Global Distribution. Mr. Mohamed brings over 14 years of high-tech sales and management experience, most recently serving as Senior Vice President, Global Sales and Marketing of KLOCwork Solutions Inc. since July 2001. From October 1997 until July 2001, he worked for Entrust, Inc., where he held several sales management positions, including Vice President of Sales, Entrust Global Services and Vice President, Worldwide Sales of Entrust.net, Inc. As a Vice President of Worldwide Sales, he was responsible for building an extensive network of Entrust.net affiliate partners operating in 32 countries around the world. Before joining Entrust, Mr. Mohamed held several key executive and management positions at IBM Global Services from July 1996 until October 1997. While at IBM Global Services, Mr. Mohamed managed a staff of over 100 employees and over $200,000,000 in service revenue.

   DANIEL S. NUTKIS joined our company in February 2002 as Vice President, Strategy and Products. Prior to that, he was a consultant to PricewaterhouseCoopers LLP in 2001, serving as head of health care for the firm's subsidiary, beTRUSTed. Before working for PricewaterhouseCoopers, in January 2000 he founded (and served as Chief Executive Officer of) Medtegrity Inc., a provider of health care industry-accepted identification, authentication, security and privacy services. Prior to founding Medtegrity, during 1999 Mr. Nutkis was Chairman of the Odin Group, a health care information technology research firm. Prior to that, Mr. Nutkis worked at Ernst & Young for over ten years where he held many positions, including National Director of the firm's Health Care Emerging Technology practice, and Chief Executive Officer of ConnectedHealth.Net, one of the firm's knowledge management subsidiaries.

   JEFFREY P. PAPOWS was elected to our Board in March 2000 and currently serves as Co-Vice Chairman. He served as Chairman from October 2000 until November 2001, and during that time, he had direct responsibility for the sales and marketing management of our products and services. Mr. Papows is currently President and Chief Executive Officer of Maptuit Corporation and served as Chairman of IT Factory, Inc. until December 2001. Prior to joining Maptuit Corporation, Mr. Papows held a seven-year tenure with Lotus Development Corporation, an IBM company, where he served as its President and Chief Executive Officer from 1998 until 2000, President and Chief Operating Officer from 1996 until 1998 and Senior Vice President Notes Product Division from 1993 until 1996. In 1998, Mr. Papows published Enterprise.com, a book on the effects and global promise of the Internet on large companies, which has since been reprinted in nine editions and six languages. Mr. Papows has also been a keynote speaker at Fall Comdex, Comdex Japan and Comdex Mexico.

   DAVID J. ROBERTSON joined our company in March 2002 as Vice President, Engineering. Mr. Robertson has over 20 years of experience in the telecommunications and Internet industries, with specific expertise in network architecture, security and protocols, PBX and Key System design in circuit and packet environments and broadband and cellular access systems. He has also worked extensively in product areas involving 802.11, DECT and other unlicensed wireless access standards. Mr. Robertson has contributed to the early stages of Telecommunications Standards' definition for the Unlicensed Wireless Industry in the United States and Canada and to the finalization of the ADSI standard for enhanced telecommunications carrier service deployment. He participated in pioneering efforts toward end-to-end voice quality standards for Quality of Service in many wireline and wireless domains. He is a member of multiple company advisory boards and serves with the City of Richardson Chamber of Commerce.

   JOHN A. RYAN joined our company as President and Chief Executive Officer and was elected director and Chairman of our Board in November 2001. From January 1997 through January 2001, he served as President, Chief Executive Officer and director of Entrust, Inc., a company for which he led the private placement in 1996 and took public in August 1998. Prior to that, Mr. Ryan held a number of senior management positions in general management, marketing and sales, and finance with Nortel Networks, with his most recent position being Vice President and General Manager of Nortel's global multimedia and Internet projects unit. Before joining Nortel, Mr. Ryan worked for Deloitte Touche LLP and was awarded his Canadian Chartered Accountant designation in 1981. He has also served as an advisory board member to Scopus Technologies. Prior to joining ZixIt Corporation, Mr. Ryan formed ARM Technologies, a privately-held Internet consulting and services company that he founded in February 2001. He also currently serves as a director of Tilion Inc., a privately-held Massachusetts-based company that focuses on "in-the-Net" analytics services based on XML for supply chain transactions, and RIPTECH Inc., a privately-held, managed security services company based in Washington, D.C. He is an advisory board member to Mobelium, a privately-held Internet wireless services company based in California, and is on the Board of Trustees for the Hart eCenter at Southern Methodist University.

   ANTONIO R. SANCHEZ, JR. was one of our early investors and was elected to our Board in February 1993. Mr. Sanchez is Chairman and Chief Executive Officer of Sanchez Oil & Gas Corporation. He also holds interests in banking, real estate development, venture capital and various other investments. Mr. Sanchez serves as a director of International Bank of Commerce ("IBC") and as a director and stockholder of IBC's publicly- traded holding company, International Bancshares Corporation. Mr. Sanchez is also a member of the University of Texas System Board of Regents and is a director of Conoco, Inc.

   DR. BEN G. STREETMAN became a director in July 1998. Dr. Streetman is Dean of the College of Engineering at The University of Texas at Austin and holds the Dula D. Cockrell Centennial Chair in Engineering. He is a Professor of Electrical and Computer Engineering and was the founding director of the Microelectronics Research Center, The University of Texas at Austin, from 1984 until 1996. Dr. Streetman also serves as a director of National Instruments Corporation and Global Marine, Inc.

   RONALD A. WOESSNER joined our company in April 1992 as General Counsel and was subsequently appointed Secretary and Senior Vice President. He was previously a corporate and securities attorney with the Dallas-based law firm of Johnson & Gibbs, P.C.

   STEVE M. YORK joined our company in April 1990 as Vice President, Chief Financial Officer and Treasurer and was subsequently appointed Senior Vice President. Mr. York, a Certified Public Accountant, previously held various financial management positions with commercial operating companies and was employed by Arthur Young & Co. (now Ernst & Young).

   Following the meeting, our Board of Directors will adopt a resolution fixing the number of seats on our Board at six. This resolution will supercede all prior resolutions regarding the number of seats on our Board.

How much stock do our principal stockholders, directors and executive officers own?

   Set forth below is information as of April 30, 2002 concerning:

   . each stockholder known by us to beneficially own more than 5% of our outstanding shares of common stock;

   . the shareholdings of each of our directors and named executive officers;
     and

   . the shareholdings of all directors and executive officers as a group.

     Security Ownership of Certain Beneficial Owners and Management Table

                                                                         Amount and Nature
                                                                  of Beneficial Ownership (1)(2)
                                                             -----------------------------------------
                                                              Number of Shares   Percentage of Total
Beneficial Owner                                             Beneficially Owned Shares Outstanding (3)
----------------                                             ------------------ ----------------------
David P. Cook (4)...........................................     1,347,577               7.12%
Donald D. Druckenbrodt (5)..................................       159,675                *
George W. Haywood (6).......................................     3,500,697              19.81%
   c/o Cronin & Vris, LLP
   380 Madison Avenue, 24th Floor
   New York, New York 10017
Dennis F. Heathcote (7).....................................        31,250                *
H. Wayne Huizenga (8).......................................       178,481               1.00%
Michael E. Keane (7)........................................       112,455                *
James S. Marston (7)........................................       122,455                *
Jeffrey P. Papows (7).......................................       250,000               1.39%
John A. Ryan (9)............................................       202,672               1.14%
Antonio R. Sanchez, Jr. (10)................................     2,154,954              12.11%
Dr. Ben G. Streetman (7)....................................        62,147                *
Ronald A. Woessner (11).....................................       164,024                *
Steve M. York (12)..........................................       196,191               1.10%
All directors and executive officers as a group (12 persons)     4,981,881              24.60%

--------
 *  Denotes ownership of less than 1%.
 (1) Reported in accordance with the beneficial ownership rules of the SEC. Unless otherwise noted, each stockholder listed in the table has both sole voting and sole investment power over the common stock shown as beneficially owned, subject to community property laws where applicable.

 (2) Unless otherwise noted, the address for each beneficial owner is c/o ZixIt Corporation, 2711 North Haskell Avenue, Suite 2300, LB 36, Dallas, Texas 75204-2960.
 (3) Percentages are based on the total number of shares of our common stock outstanding at April 30, 2002. Shares of our common stock that were not outstanding but could be acquired upon exercise of an option or other convertible security within 60 days of April 30, 2002 are deemed outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by a particular person. However, such shares are not deemed to be outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person.
 (4) Includes 1,253,577 shares that Mr. Cook has the right to acquire under outstanding stock options that are currently exercisable or that become exercisable within 60 days of April 30, 2002.
 (5) Includes 159,500 shares that Mr. Druckenbrodt has the right to acquire under outstanding stock options that are currently exercisable or that become exercisable within 60 days of April 30, 2002.
 (6) Includes 106,500 shares that are owned by family members of Mr. Haywood.
 (7) This individual has the right to acquire these shares under outstanding stock options that are currently exercisable or that become exercisable within 60 days of April 30, 2002.
 (8) Includes 143,062 shares that Mr. Huizenga has the right to acquire under outstanding stock options and warrants that are currently exercisable or that become exercisable within 60 days of April 30, 2002. Mr. Huizenga disclaims beneficial ownership with respect to 54,166 shares.
 (9) Includes 50,000 shares that Mr. Ryan has the right to acquire under outstanding stock options that are currently exercisable or that become exercisable within 60 days of April 30, 2002 and 152,672 shares that are subject to forfeiture under certain circumstances.
(10) Of the 2,154,954 shares reported, (i) 1,633,025 shares are owned by Mr. Sanchez directly, (ii) 9,375 shares are held by family members of Mr. Sanchez, (iii) 91,123 shares, over which Mr. Sanchez exercises voting, investment and disposition power, are held in trusts for which Mr. Sanchez serves as trustee or co-trustee for the benefit of other persons, (iv) 262,100 shares, over which Mr. Sanchez exercises voting, investment and disposition power, are held by a family limited partnership for which Mr. Sanchez serves as managing general partner and (v) 39,376 shares are held by a family trust of which Mr. Sanchez is a beneficiary. Also, includes 119,955 shares that Mr. Sanchez has the right to acquire under outstanding stock options that are currently exercisable or that become exercisable within 60 days of April 30, 2002.
(11) Includes 127,500 shares that Mr. Woessner has the right to acquire under outstanding stock options that are currently exercisable or that become exercisable within 60 days of April 30, 2002. Mr. Woessner disclaims beneficial ownership with respect to 27,611 shares.
(12) Includes 141,500 shares that Mr. York has the right to acquire under outstanding stock options that are currently exercisable or that become exercisable within 60 days of April 30, 2002.

Section 16(a) Beneficial Ownership Reporting Compliance

   Under the securities laws of the United States, our directors, officers and any beneficial owner of more than 10% of our outstanding common stock (collectively, "insiders") are required to report their initial ownership of our common stock and any subsequent changes in their ownership to the SEC. The SEC's rules require insiders to provide us with copies of all Section 16(a) reports that the insiders file with the SEC. Specific due dates have been established by the SEC, and we are required to disclose any failure to file by those dates. Based solely upon our review of copies of Section 16(a) reports that we received from insiders for their 2001 transactions and written representations that no such additional reports were required to be filed with the SEC, we believe that our insiders have complied with all Section 16(a) filing requirements applicable to them during 2001.

How do our Board and its committees work?

  Board Committees and Meetings

   Our business is managed under the direction of our Board of Directors. Our Board meets during the year to review significant developments and to act on matters requiring Board approval. Our Board met on three occasions during the year ended December 31, 2001. Each of the current directors, except H. Wayne Huizenga and Antonio R. Sanchez, Jr., attended at least 75% of all meetings of our Board called during the time he served as a director. Each of Messrs. Huizenga and Sanchez attended two of the three meetings that occurred during his tenure. Each of the current directors attended at least 75% of all meetings of each committee of our Board on which he served.

   Our Board has established an Audit Committee, Compensation and Stock Option Committee, Executive Committee and Nominating Committee to devote attention to specific subjects and to assist our Board in discharging its responsibilities. The functions of these committees are described below.

  Audit Committee

   Our Audit Committee is currently comprised of Michael E. Keane, James S. Marston and Dr. Ben G. Streetman, all of whom are non-employee directors. The Audit Committee operates under a written charter adopted by our Board of Directors and overseas our financial reporting process on behalf of our Board, pursuant to the charter. This includes reviewing the scope and results of audits made by the independent auditors. The Audit Committee met on six occasions during the year ended December 31, 2001.

   Our Board has, in accordance with the recommendation of the Audit Committee, chosen the firm of Ernst & Young as our independent auditors for 2002. Following is a summary of Ernst & Young's fees for the year ended December 31, 2001:

   Audit Fees.  Ernst & Young's fees for our 2001 annual audit were $86,500.

   Financial Information Systems Design and Implementation Fees. Ernst & Young did not render any professional services to us in 2001 with respect to financial information systems design and implementation.

   All Other Fees. Ernst & Young's fees for all other professional services rendered to us during 2001 were $65,806, including audit-related services of $42,700 and non-audit services of $23,106. Audit-related services included fees for the employee benefit plan, SEC registration statements and accounting consultations. Non-audit services included fees for tax consultations.

   The Audit Committee has determined that the services provided under "All Other Fees" are compatible with maintaining Ernst & Young's independence.

  Compensation and Stock Option Committee

   Our Compensation and Stock Option Committee is currently comprised of Michael E. Keane, James S. Marston and Dr. Ben G. Streetman. The Compensation and Stock Option Committee or the entire Board of Directors administers our stock option plans and executive compensation. The Compensation and Stock Option Committee met on four occasions during the year ended December 31, 2001.

  Executive Committee

   Our Executive Committee is currently comprised of David P. Cook, Jeffrey P. Papows and Antonio R. Sanchez, Jr. The Executive Committee has authority to exercise the full powers of our Board of Directors, subject to certain exceptions. The Executive Committee did not meet during the year ended December 31, 2001.

  Nominating Committee

   Our Nominating Committee is currently comprised of David P. Cook, Antonio R. Sanchez, Jr. and Dr. Ben G. Streetman. The Nominating Committee did not meet during the year ended December 31, 2001.

   Stockholders desiring to submit nominations for Board members should forward them no later than February 10, 2003 to Ronald A. Woessner, Secretary, at our principal executive offices at 2711 North Haskell Avenue, Suite 2300, LB 36, Dallas, Texas 75204-2960.

               COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Summary Compensation Table

   The following table sets forth the compensation paid to our named executive officers for services rendered to ZixIt Corporation for the periods indicated:

                                                                            Long-Term Compensation
                                                                         -----------------------------
                                              Annual Compensation               Awards         Payouts
                                       --------------------------------- --------------------- -------
                                         Base                                       Number of
                                        Salary     Bonus       Other     Restricted Securities
                                       (Cash and (Cash and     Annual      Stock    Underlying  LTIP      All Other
   Name and Principal Position    Year Non-cash) Non-cash)  Compensation   Award     Options   Payouts Compensation(1)
   ---------------------------    ---- --------- ---------- ------------ ---------- ---------- ------- ---------------
David P. Cook (2)................ 2001 $500,000  $       --    $   --     $     --         --    --        $    --
 Founder......................... 2000       --          --        --           --    500,000    --             --
                                  1999       --          --        --           --         --    --             --

Donald D. Druckenbrodt........... 2001  180,000          --        --           --         --    --             --
 Vice President,                  2000  144,000          --        --           --    109,500    --             --
 Technology Planning............. 1999  142,546          --        --           --     50,000    --          2,403

Steven M. Gersten (3)............ 2001  274,560          --        --           --    200,000    --             --
 Senior Vice President, Sales &   2000       --          --        --           --         --    --             --
 Marketing....................... 1999       --          --        --           --         --    --             --

Jeffrey P. Papows (4)............ 2001  150,000          --        --           --         --    --             --
 Co-Vice Chairman................ 2000   31,250          --        --           --    275,000    --             --
                                  1999       --          --        --           --         --    --             --

J. Michael Poss (5).............. 2001  204,000          --        --           --     40,000    --             --
 Vice President, Sales Operations 2000  127,500          --        --           --    144,000    --             --
                                  1999       --          --        --           --         --    --             --

John A. Ryan (6)................. 2001   37,500   1,000,000        --           --  1,050,000    --             --
 Chairman, President and Chief    2000       --          --        --           --         --    --             --
 Executive Officer............... 1999       --          --        --           --         --    --             --

Ronald A. Woessner............... 2001  216,000          --        --           --         --    --          8,123
 Senior Vice President, General   2000  150,000          --        --           --     52,500    --          4,960
 Counsel and Secretary........... 1999  150,000          --        --           --         --    --         11,688

Steve M. York.................... 2001  216,000          --        --           --     50,000    --          2,975
 Senior Vice President, Chief     2000  193,000          --        --           --         --    --          2,975
 Financial Officer and Treasurer. 1999  193,000          --        --      112,970         --    --          5,093

--------
(1) Represents our contributions to our 401(k) Retirement Plan or Employee Stock Purchase Plan.
(2) Served as our President and Chief Executive Officer from April 1998 until November 2001, at which time he was appointed "Founder."
(3) Separated from employment with ZixIt Corporation in November 2001.
(4) Served as our salaried Chairman from October 2000 until November 2001.
(5) Separated from employment with ZixIt Corporation in February 2002.
(6) Appointed Chairman, President and Chief Executive Officer in November 2001. The bonus to Mr. Ryan consisted of 152,672 shares of our common stock valued at $1,000,000. In the event Mr. Ryan is terminated for "cause" or he resigns other than for "good reason," as such terms are defined in his employment agreement, prior to the first or second year anniversaries of employment, he must return to us shares of our common stock equal to 100% and 50% of the 152,672 signing bonus shares, respectively, or cash in the amount of $1,000,000 and $500,000, respectively. Notwithstanding the foregoing, upon the occurrence of an "accelerated vesting event" (as defined in his stock option agreement), any obligation of Mr. Ryan to return such shares to us shall no longer be in force.

Option Grants in 2001 to Named Executive Officers

   We made the following stock option grants to our named executive officers during the year ended December 31, 2001:

                                    Individual Grants                   Potential Realizable
                       -------------------------------------------        Value at Assumed
                        Number of   % of Total                         Annual Rates of Stock
                        Securities   Options   Exercise                  Price Appreciation
                        Underlying  Granted to  Price                     for Option Term
                         Options    Employees    Per    Expiration ------------------------------
         Name            Granted     in 2001    Share      Date       0%        5%        10%
         ----          ----------   ---------- -------- ---------- -------- ---------- ----------
David P. Cook.........        --         --     $  --           -- $     -- $       -- $       --
Donald D. Druckenbrodt        --         --        --           --       --         --         --
Steven M. Gersten.....   200,000(1)    8.67      7.94   01/08/2011       --    998,000  2,530,000
Jeffrey P. Papows.....        --         --        --           --       --         --         --
J. Michael Poss (2)...    40,000(2)    1.73      7.00   08/16/2006  107,600    214,800    344,400
John A. Ryan..........    50,000(3)    2.17      7.19   03/19/2006       --     99,500    219,500
                       1,000,000(4)   43.35      5.24   11/13/2011       --  3,000,000  7,880,000
Ronald A. Woessner....        --         --        --           --       --         --         --
Steve M. York.........    50,000(5)    2.17      5.25   12/11/2011       --    165,000    418,500

--------
(1) The options were cancelled upon Mr. Gersten's separation from employment with ZixIt Corporation in November 2001.
(2) Mr. Poss separated from employment with ZixIt Corporation in February 2002. The options became fully vested in November 2001 due to the occurrence of certain events.
(3) The options vest and become exercisable six months from the date of grant.
(4) The options become 50% vested on the first year anniversary of employment and the balance vests pro-rata every three months during the second year of employment. In the event of a "change in control" (as defined) of ZixIt Corporation or the occurrence of other specified events, the options become immediately exercisable.
(5) The options vest and become exercisable over three years. In the event of termination under certain circumstances or a "change in control" (as defined) of ZixIt Corporation or a material subsidiary of ZixIt Corporation under specified circumstances, the options become immediately exercisable.

Aggregated Option Exercises in 2001 and Year-end Option Values

   The following table sets forth information relating to the exercises of stock options during the year ended December 31, 2001, and the value of unexercised stock options held as of December 31, 2001 by each of our named executive officers:

                         Option Exercises     Number of Securities
                           During 2001       Underlying Unexercised     Value of Unexercised
                       --------------------        Options at          In-the-Money Options at
                        Number of               December 31, 2001         December 31, 2001
                         Shares             ------------------------- -------------------------
                        Acquired    Value
         Name          on Exercise Realized Exercisable Unexercisable Exercisable Unexercisable
         ----          ----------- -------- ----------- ------------- ----------- -------------
David P. Cook.........     --         --     2,170,244      333,333     $    --      $   --
Donald D. Druckenbrodt     --         --        83,333       76,167          --          --
Steven M. Gersten (1).     --         --            --           --          --          --
Jeffrey P. Papows.....     --         --       225,000       50,000          --          --
J. Michael Poss (2)...     --         --       101,667       82,333          --          --
John A. Ryan..........     --         --        50,000    1,000,000          --          --
Ronald A. Woessner....     --         --       127,500       25,000      79,060          --
Steve M. York.........     --         --        56,500       50,000          --          --

--------
(1) Separated from employment with ZixIt Corporation in November 2001.
(2) Separated from employment with ZixIt Corporation in February 2002.

Non-Stockholder Approved Equity Compensation Arrangements

   The following table provides information about our equity compensation arrangements that have been approved by our stockholders, as well as equity compensation arrangements that have not been approved by our stockholders, as of December 31, 2001:

                                            Equity Compensation Plan Information
                                          ----------------------------------------
                                                                                      Number of Securities
                                          Number of Securities                       Remaining Available for
                                              to be Issued       Weighted-Average     Future Issuance Under
                                            Upon Exercise of    Exercise Price of   Equity Compensation Plans
                                          Outstanding Options, Outstanding Options,   (Excluding Securities
              Plan Category               Warrants and Rights  Warrants and Rights  Reflected in Column (a))
              -------------               -------------------- -------------------- -------------------------
                                                  (a)                   (b)                    (c)
Equity compensation plans approved by
  stockholders (1).......................      2,583,542              $14.63                1,020,928
Equity compensation plans not approved by
  stockholders...........................      4,074,077              $ 6.81                   55,000
       Total.............................      6,657,619              $ 9.85                1,075,928
ZixIt Corporation 2001 Stock
  Option Plan............................        106,000              $ 5.06                  744,000

--------
(1) Includes the ZixIt Corporation 2001 Stock Option Plan.

   A description of the material terms of our equity arrangements that have not been approved by our stockholders follows:

  John A. Ryan

   Mr. Ryan, our Chairman, President and Chief Executive Officer, received a signing bonus of 152,672 shares of our common stock (valued at $1,000,000) in connection with his employment, which began November 16, 2001. If Mr. Ryan's employment with us is terminated for "cause" or he resigns other than for "good reason," as such terms are defined in his employment agreement, prior to the first or second year anniversaries of employment, he must return to us shares of our common stock equal to 100% and 50% of the 152,672 signing bonus shares, respectively, or cash in the amount of $1,000,000 and $500,000, respectively. Notwithstanding the foregoing, upon the occurrence of an "accelerated vesting event" (as defined in his stock option agreement), any obligation of Mr. Ryan to return such shares to us shall no longer be in force. In addition, Mr. Ryan received options to acquire 1,000,000 shares of our common stock at an exercise price of $5.24 per share. The options become 50% vested on the first year anniversary of employment and the balance vests pro-rata every three months during the second year of employment. The options will automatically vest 100% in the event of a "change in control" (as defined) of ZixIt Corporation or the occurrence of other specified events.

  David P. Cook

   Mr. Cook, our Founder and formerly our President and Chief Executive Officer, received an option in 1998 to acquire 4,254,627 shares of our common stock at an exercise price of $7.00 per share. The options have a five-year term and vested quarterly over two years--all of the options are currently vested. Of this original option grant, Mr. Cook still holds options to acquire 1,056,910 shares as of April 30, 2002, after giving effect to Mr. Cook's option exercises and his reallocation of 2,138,890 of his option shares to the members of the investment group that, in 2000, invested $44,000,000 in our company, and 807,127 of his option shares (we refer to them as the "Cook Employee Transferred Options") to our employees and a director.

  Cook Employee Transferred Options

   The 807,127 Cook Employee Transferred Options are governed by plan arrangements that are substantially the same as (if not identical to) the provisions of the 2001 Plan, which is described above under "PROPOSAL 3" and set forth in its entirety as APPENDIX A. The exercise prices of the Cook Employee Transferred Options range from $7.00 to $13.75, and the options generally vest pro-rata and annually over three years.

  Other Option Grants

   As of April 30, 2002, Messrs. Heathcote, Nutkis, Mohamed, Robertson and certain other of our current employees hold an aggregate of 560,000 options that were issued under plans or arrangements not approved by our stockholders. These options are governed by plan arrangements that are substantially the same as (if not identical) to the provisions of the 2001 Plan, which is described above under "PROPOSAL 3" and set forth in its entirety as APPENDIX A. The exercise price of all of these options is the fair market value of our common stock on the date of grant, and the vesting periods range from immediately vested (in the case of 25% of the options granted to three of our recently-hired senior executives) to vesting annually and pro-rata over three years).

Employment and Severance Agreements with Certain Executive Officers

   We entered into a two-year employment agreement with Mr. Ryan, effective November 16, 2001, which provides for a $300,000 annual salary, plus $200,000 cash bonus payable at the end of the first year of employment, and a cash bonus opportunity of at least $200,000 payable at the end of the second year of employment that is tied to the achievement of defined objectives. As previously stated, Mr. Ryan also received a signing bonus of 152,672 shares of our common stock (valued at $1,000,000). If Mr. Ryan's employment with us is terminated for "cause" or he resigns other than for "good reason," as such terms are defined in his employment agreement, prior to the first or second year anniversaries of employment, he must return to us shares of our common stock equal to 100% and 50% of the 152,672 signing bonus shares, respectively, or cash in the amount of $1,000,000 and $500,000, respectively. Notwithstanding the foregoing, upon the occurrence of an "accelerated vesting event" (as defined in his stock option agreement), any obligation of Mr. Ryan to return such shares to us shall no longer be in force.

   We entered into a three-year employment agreement with Mr. Cook, effective as of December 26, 2000, which provided for a $500,000 annual salary. Effective February 1, 2002, Mr. Cook waived the $500,000 annual salary under his employment arrangement, and his current salary is a nominal $1.00 per year.

   We are a party to severance agreements with Messrs. Druckenbrodt, Woessner and York which provide for the payment to each of them of 12 months, 18 months and 18 months, respectively, of each of their base salaries in the event each has "good reason" (as defined) to resign his employment or if his employment is terminated other than for "cause" (as defined). The severance agreements also provide for the payment to Messrs. Druckenbrodt, Woessner and York of one and a half times, two times and three times, respectively, each of their annual base salaries in the event his employment terminates after a "change in control" (as defined) of ZixIt Corporation. The severance agreements also contain confidentiality and stock option acceleration provisions.

How are our Board members paid?

   On the day an outside director is first appointed or elected to our Board of Directors, such director is granted nonqualified options to purchase 25,000 shares of our common stock, which vest six months from the grant date with an exercise price equal to 100% of our common stock price on the grant date. Also, in January of each year, each director that has served on our Board at least 12 consecutive months will receive a further grant of options determined according to a specified formula, which provides that the eligible directors collectively receive options for 1% of our outstanding common stock. The exercise price for these options will be 120% of our common stock price on the grant date. These annual options vest over three years. We pay a $15,000 retainer fee to outside directors until they are eligible to receive the annual option grants. We reimburse our directors for expenses they incur attending our Board or committee meetings.

Certain Relationships and Related Transactions

   In January 2001, we entered into a two-year agreement with IT Factory, Inc. (we refer to it as "IT Factory") whereby IT Factory agreed to market our products and services to their customers in return for our agreement to pay a specified portion of revenues earned by us, which are associated with IT Factory's customers. In February 2001, we paid IT Factory $300,000 and committed to pay an additional $250,000 in February 2002 to support IT Factory's marketing efforts. Additionally, we granted IT Factory a performance-based stock option whereby IT Factory had the right to purchase up to 109,529 shares of our common stock. We subsequently cancelled the agreement, including the options and the payment commitment. Separately, we paid IT Factory $420,000 in 2001 for certain software development projects. Mr. Papows, a director of ZixIt Corporation since March 2000 and our Chairman from October 2000 until November 2001, served as Chairman of IT Factory until December 2001.

   In December 2000, we purchased approximately 9% of the equity ownership of Maptuit Corporation (we refer to it as "Maptuit") for $3,000,000 in cash and committed to a follow-on investment of $2,000,000. Accordingly, in July 2001, we made an additional $2,000,000 cash investment in Maptuit and received a promissory note convertible into Maptuit equity securities. The note bears interest at prime plus 1%, is due in July 2006 and automatically converts into Maptuit equity securities at the same price per share obtained if a third-party equity financing arrangement is completed, as defined. There is no readily determinable market value for our investments in Maptuit since Maptuit is privately held. Investments of this nature are subject to significant fluctuations in fair market value due to the volatility of the equity markets and the significant business and investment risks inherent in early-stage enterprises. We record impairment losses when, in our judgment, events and circumstances indicate our investment has been impaired. Maptuit has been seeking third-party debt or equity financing to sustain its operations. To date, Maptuit has not secured additional financing, and it is uncertain whether Maptuit will be able to raise the necessary funds required to execute its business plan such that we will recover our investment. Therefore, in the third and fourth quarters of 2001, we wrote off the $5,000,000 investment. Maptuit, an early-stage company, is an Internet application service provider that supplies wireline and wireless Internet location-based services. Mr. Papows serves as the President and Chief Executive Officer of Maptuit and holds a minority equity interest in Maptuit.

   Mr. York, our Senior Vice President, Chief Financial Officer and Treasurer, was indebted to us at December 31, 2001 in the principal amount of $90,000. This amount represents money loaned by us to fund the exercise of retention incentive options related to certain of our shares held by Mr. York. Mr. York's indebtedness is represented by a promissory note that bears interest at the rate of 4.66% per annum. The note is secured by the shares issued upon exercise of the retention incentive options and is due September 2002 (unless becoming due earlier under certain circumstances described in the note).

   In the fourth quarter of 2000, we entered into certain technology and marketing agreements with Entrust, Inc. (we refer to it as "Entrust"). Mr. Ryan, our Chairman, President and Chief Executive Officer, was Chief Executive Officer of Entrust when such agreements were executed and currently holds a minority equity interest in Entrust.

Compensation Committee Interlocks and Insider Participation

   The Compensation and Stock Option Committee is comprised of three directors. Michael E. Keane, James S. Marston, Jeffrey P. Papows and Dr. Ben G. Streetman served on our Compensation and Stock Option Committee at various times during the year ended December 31, 2001. None of Messrs. Keane, Marston or
Dr. Streetman is or was a current officer or employee of ZixIt Corporation. Mr. Papows served as the salaried Chairman of our Board from October 2000 until November 2001. Also, as noted above under "Certain Relationships and Related Transactions," Mr. Papows is President and Chief Executive Officer of Maptuit and served as Chairman of IT Factory. The committee met on four occasions during the year ended December 31, 2001. Other than Mr. Woessner, who serves as our representative on the Board of Directors of Maptuit, we have no executive officers who serve as a member of a board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of our Board or Compensation and Stock Option Committee.

            REPORT OF BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

   Our Compensation and Stock Option Committee or our entire Board of Directors approves salaries and annual bonuses for executive officers and administers our stock option plans.

  Compensation Philosophy

   Our compensation philosophy is to offer our executive officers compensation packages that are competitive with those being paid for comparable positions. Compensation consists mainly of salary and stock options. In setting the compensation for our executive officers in recent years, we have emphasized stock options rather than cash compensation. Bonuses have not been a factor in executive officer compensation in recent years -- no bonuses have been paid to any of our executive officers since 1998. However, the compensation packages of our recently hired Chairman, President and Chief Executive Officer and our recently-hired senior sales and marketing executives have substantial bonus opportunities.

  Chief Executive Officer Compensation

   At December 31, 2001, our Chairman, President and Chief Executive Officer was John A. Ryan, who was hired in November 2001. Mr. Ryan has a two-year employment agreement which provides for an annual base salary of $300,000, a cash bonus of $200,000 payable at the end of the first year of employment, and a cash bonus opportunity of at least $200,000 payable at the end of the second year of employment that is tied to the achievement of defined objectives. Mr. Ryan also received a signing bonus of 152,672 shares of our common stock (valued at $1,000,000). If Mr. Ryan's employment with us is terminated for "cause" or he resigns other than for "good reason," as such terms are defined in his employment agreement, prior to the first or second year anniversaries of employment, he must return to us shares of our common stock equal to 100% and 50% of the 152,672 signing bonus shares, respectively, or cash in the amount of $1,000,000 and $500,000, respectively. Notwithstanding the foregoing, upon the occurrence of an "accelerated vesting event" (as defined in his stock option agreement), any obligation of Mr. Ryan to return such shares to us shall no longer be in force. In addition, Mr. Ryan received options to acquire 1,000,000 shares of our common stock at an exercise price of $5.24 per share. The options become 50% vested on the first year anniversary of employment and the balance vests pro-rata every three months during the second year of employment. The options will automatically vest 100% in the event of a "change in control" (as defined) of ZixIt Corporation or the occurrence of other specified events.

   Prior to November 2001, our President and Chief Executive Officer was David
P. Cook. Mr. Cook currently holds the title of "Founder." Mr. Cook had been serving as our President and Chief Executive Officer since February 1998 for no cash salary or bonus during 1998, 1999 and 2000. His compensation consisted entirely of options to acquire 4,254,627 shares of our common stock at an exercise price of $7.00 per share (twice the closing price of our common stock on the day preceding the first day of his employment arrangement). In 2000, Mr. Cook exercised and sold 251,700 of these option shares and realized $11,286,377. Additionally, during 2000 and 2001, Mr. Cook reallocated 1,222,223 of his option shares to the members of the investment group that, in May 2000, invested $44,000,000 in ZixIt Corporation, and 807,127 of his option shares to ZixIt employees and a director. In March 2002, Mr. Cook reallocated an additional 916,667 of his option shares to the same members of the investment group. These reallocations allowed ZixIt to sell shares of our common stock to the investor group at market value and to attract and retain key personnel without stockholder dilution. We thank Mr. Cook for reallocating a large percentage of his personal option shares for the benefit of the company.

   At the end of 2000, we entered into a new three-year employment arrangement with Mr. Cook, which was effective as of December 26, 2000, and granted Mr. Cook options to acquire 500,000 shares of our common stock at an exercise price of $6.06 per share. The options vest annually and pro-rata over three years. During 2001, Mr. Cook received an annual salary of $500,000 under this employment arrangement. Effective February 1, 2002, Mr. Cook waived the $500,000 salary under his employment arrangement, and his current salary is a nominal $1.00 per year.

   Inasmuch as a substantial portion of Mr. Ryan's and Mr. Cook's compensation is stock based, their interests are aligned precisely with those of our stockholders. Our Board believes that Mr. Ryan's employment arrangement is appropriate in light of his demonstrated prior success at Entrust, Inc. in building a customer base and achieving revenues and that Mr. Cook's employment arrangement is appropriate in light of his demonstrated prior success in founding and guiding new businesses.

  Other Executive Officer Compensation

   At December 31, 2001, our other executive officers were Donald D. Druckenbrodt, Vice President, Technology Planning; Dennis F. Heathcote, Vice President, North American Sales and Services; J. Michael Poss, Vice President, Sales Operations; Steve M. York, Senior Vice President, Chief Financial Officer and Treasurer; and Ronald A. Woessner, Senior Vice President, General Counsel and Secretary. In January 2001, the Board increased the compensation for Messrs. Druckenbrodt, Poss, Woessner and York because it believed that the cash compensation being paid to them was below the level being paid by other companies for executives with comparable experience and skill sets.

  Internal Revenue Code (S)162(m) Compliance

   Compensation in excess of $1,000,000 per year realized by any of our five most highly compensated executive officers is not deductible by us for federal income tax purposes unless the compensation arrangement complies with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended.

   Neither the options granted to Mr. Cook in 1998 nor the options granted to Mr. Ryan in 2001 comply with the requirements of Section 162(m), which, among other things, would have required us to obtain stockholder approval of the option grants. Time was of the essence when we were discussing Mr. Cook's and Mr. Ryan's potential employment. Seeking stockholder approval of the option grants would have, in the Board's opinion, imposed an unwarranted and harmful delay in completing the employment arrangements and Messrs. Cook and Ryan commencing their employment duties. These options will, during the year of exercise, likely result in Mr. Cook or Mr. Ryan realizing compensation in excess of $1,000,000, depending on the number of options exercised and the price of our common stock at the time.

  Submitted by the Board of Directors:

             David P. Cook
             H. Wayne Huizenga
             Michael E. Keane
             James S. Marston
             Jeffrey P. Papows
             John A. Ryan
             Antonio R. Sanchez, Jr.
             Dr. Ben G. Streetman

   This Report will not be deemed to be incorporated by reference in any filing by us under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this Report by reference.

                         STOCK PRICE PERFORMANCE GRAPH

   The following graph compares the cumulative total return of an investment in our common stock over the five-year period ended December 31, 2001, as compared with the cumulative total return of an investment in (i) the Center for Research in Securities Prices ("CRSP") Total Return Index for The NASDAQ Stock Market (U.S. companies) and (ii) the CRSP Total Return Index for NASDAQ Computer and Data Processing Stocks. The comparison assumes $100 was invested on December 31, 1996 in our common stock and in each of the two indices and assumes reinvestment of dividends, if any.

   A listing of the companies comprising each of the CRSP-NASDAQ indices used in the following graph is available, without charge, upon written request. The stock price performance depicted on the graph below is not necessarily indicative of future stock price performance. The graph will not be deemed incorporated by reference in any filing by us under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate the graph by reference.

                               -----------------

                                    [CHART]

                   Comparison of Five-Year Cumulative Return
                            Among ZixIt Corporation,
                      CRSP-NASDAQ Stock Market (U.S.) and
                CRSP-NASDAQ Computer and Data Processing Stocks

 Measurement
   Period         ZixIt          CRSP-NASDAQ      CRSP-NASDAQ Computer and
(Year Ending)  Corporation   Stock Market (U.S.)   Data Processing Stocks
-------------  -----------   -------------------  ------------------------
  12/31/96       $100.00            $100.00                $100.00
  12/31/97         60.52             122.48                 122.87
  12/31/98        161.70             172.68                 219.20
  12/31/99        599.53             320.89                 481.81
  12/31/00        132.39             193.01                 221.85
  12/31/01         76.56             153.15                 178.69

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

   The Audit Committee is comprised of three non-employee directors. The Company believes that each member of the Audit Committee is an "independent director," as defined in the Marketplace Rules of The Nasdaq Stock Market. The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors, pursuant to its charter. The Audit Committee held six meetings in 2001.

   Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K/A with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

   Ernst & Young LLP, the Company's independent auditors, is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles. The Audit Committee discussed with the Company's independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Audit Committee reviewed with the independent auditors their judgments as to the quality, not just the acceptability, of the Company's accounting principles and discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees). In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board, and considered the compatibility of non-audit services with the auditors' independence.

   In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Annual Report on Form 10-K/A for the year ended December 31, 2001 for filing with the Securities and Exchange Commission. The Audit Committee recommended, and the Board of Directors has selected, Ernst & Young LLP as the Company's independent auditors for 2002.

Michael E. Keane, Audit Committee Chair
James S. Marston, Audit Committee Member
Dr. Ben G. Streetman, Audit Committee Member

May 24, 2002

   Our 2001 Annual Report to stockholders, including our Annual Report on Form 10-K/A (excluding exhibits), will be mailed together with this proxy statement. The Annual Report does not constitute any part of the proxy solicitation material.

   PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES. WE WOULD APPRECIATE THE PROMPT RETURN OF YOUR PROXY CARD, AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

                                          By Order of the Board of Directors,

                                          Ronald A. Woessner
                                          Senior Vice President, General
                                            Counsel & Secretary

Dallas, Texas
June 10, 2002

                                                                     APPENDIX A

                   ZIXIT CORPORATION 2001 STOCK OPTION PLAN
                  (Amended and Restated as of July 29, 2002)

SECTION 1.  Purpose

   The purpose of the ZixIt Corporation 2001 Stock Option Plan (hereinafter called the "2001 Plan") is to advance the interests of ZixIt Corporation (hereinafter called the "Company") by strengthening the ability of the Company to attract, on its behalf and on behalf of its Subsidiaries (as hereinafter defined), and retain personnel of high caliber through encouraging a sense of proprietorship by means of stock ownership.

SECTION 2.  Definitions

   "Board of Directors" shall mean the Board of Directors of the Company.

   "Code" shall mean the Internal Revenue Code of 1986, as amended from time-to-time.

   "Committee" shall mean a committee of the Board of Directors comprised of at least two directors or the entire Board of Directors, as the case may be. Members of the Committee shall be selected by the Board of Directors. To the extent necessary to comply with the requirements of Rule 16b-3, the Committee shall consist of two or more Non-employee Directors. Also, if the requirements of (S)162(m) of the Code are intended to be met, the Committee shall consist of two or more "outside directors" within the meaning of (S)162(m) of the Code.

   "Common Stock" shall mean the Common Stock of the Company, par value $.01 per share.

   "Date of Grant" shall mean the date on which an Option is granted pursuant to this 2001 Plan.

   "Designated Beneficiary" shall mean the beneficiary designated by the Optionee, in a manner determined by the Committee, to receive amounts due the Optionee in the event of the Optionee's death. In the absence of an effective designation by the Optionee, Designated Beneficiary shall mean the Optionee's estate.

   "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

   "Fair Market Value" shall mean the closing sale price (or average of the quoted closing bid and asked prices if there is no closing sale price reported) of the Common Stock on the date specified as reported by the Nasdaq National Market, or by the principal national stock exchange on which the Common Stock is then listed. If there is no reported price information for such date, the Fair Market Value will be determined by the reported price information for Common Stock on the day nearest preceding such date.

   "Incentive Stock Option" shall mean a stock option granted under Section 6 that is intended to meet the requirements of Section 422 of the Code (or any successor provision).

   "Non-employee Director" shall have the meaning given such term in Rule 16b-3.

   "Nonqualified Stock Option" shall mean a stock option granted under Section 6 that is not intended to be an Incentive Stock Option.

   "Option" shall mean an Incentive Stock Option or a Nonqualified Stock Option.

   "Optionee" shall mean the person to whom an option is granted under the 2001 Plan or who has obtained the right to exercise an option in accordance with the provisions of the 2001 Plan.

   "Rule 16b-3" shall mean Rule 16b-3 of the rules and regulations under the Exchange Act as it may be amended from time-to-time and any successor provision to Rule 16b-3 under the Exchange Act.

   "Subsidiary" shall mean any now existing or hereafter organized or acquired corporation or other entity of which fifty percent (50%) or more of the issued and outstanding voting stock or other economic interest is owned or controlled directly or indirectly by the Company or through one or more Subsidiaries of the Company.

SECTION 3.  Administration

   The 2001 Plan shall be administered by the Committee. The Committee shall have sole and complete authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the 2001 Plan as it shall from time-to-time deem advisable, and to construe, interpret and administer the terms and provisions of the 2001 Plan and the agreements thereunder. The determinations and interpretations made by the Committee are final and conclusive.

SECTION 4.  Eligibility

   All employees and non-employee consultants and advisors (other than Non-employee Directors) who, in the opinion of the Committee, have the capacity for contributing in a substantial measure to the successful performance of the Company are eligible to receive Options under the 2001 Plan.

SECTION 5.  Maximum Amount Available for Options

   (a) The maximum number of shares of Common Stock in respect of which Options may be made under the 2001 Plan shall be a total of 1,500,000 shares of Common Stock. Of that amount, no participant may be granted Options for more than 600,000 shares of Common Stock in the aggregate during the term of the 2001 Plan. Options that expire, lapse or are cancelled or forfeited do not count against the 1,500,000 share limit. Shares of Common Stock may be made available from the authorized but unissued shares of the Company or from shares reacquired by the Company, including shares purchased in the open market. In the event that an Option is terminated unexercised as to any shares of Common Stock covered thereby, such shares shall thereafter be again available for award pursuant to the 2001 Plan.

   (b) In the event that the Committee shall determine that any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below fair market value, or other similar corporate event affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under the 2001 Plan, then the Committee shall adjust appropriately any or all of (1) the number and kind of shares which thereafter may be optioned under the 2001 Plan and (2) the grant, exercise or conversion price and/or number of shares with respect to the Options and/or, if deemed appropriate, make provision for cash payment to an Optionee; provided, however, that the number of shares subject to any Option shall always be a whole number.

SECTION 6.  Stock Options

   (a) Subject to the provisions of the 2001 Plan, the Committee shall have sole and complete authority to determine the persons to whom Options shall be granted, the number of shares to be covered by each Option, the option price therefor and the conditions and limitations applicable to the exercise of the Option.

   (b) The Committee shall have the authority to grant Incentive Stock Options, or to grant Nonqualified Stock Options, or to grant both types of options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with the Code and relevant regulations. Incentive Stock Options to purchase Common Stock may be granted to such employees of the Company or its Subsidiaries (including any director who is also an employee of the Company or one of its Subsidiaries) as shall be determined by the Committee. Nonqualified Stock Options to purchase Common Stock may be granted to such eligible participants as shall be determined by the Committee. Neither the Company nor any of its Subsidiaries or any of their respective directors, officers or employees, shall be liable to any Optionee or other person if it is determined for any reason by the Internal Revenue Service or any court having jurisdiction that any Incentive Stock Option granted hereunder does not qualify for tax treatment as an Incentive Stock Option under the then-applicable provisions of the Code.

   (c) The Committee shall, in its discretion, establish the exercise price at the time each Option is granted, which in the case of Nonqualified Stock Options, shall not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant, or in the case of grants of Incentive Stock Options, shall not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant or such greater amount as may be prescribed by the Code.

   (d) Exercise

      (1) Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable grant or thereafter; provided, however, that in no event may any Option granted hereunder be exercisable after the expiration of ten years from the Date of Grant. The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal or state securities laws, as it may deem necessary or advisable.

      (2) No shares shall be delivered pursuant to any exercise of an Option until payment in full of the option price therefore is received by the Company. Such payment may be made in cash, or its equivalent, or, if and to the extent permitted by the Committee or under the terms of the applicable agreement, by exchanging shares of Common Stock owned by the Optionee (which are not the subject of any pledge or other security interest), or by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Common Stock so tendered to the Company, valued as of the date of such tender, is at least equal to such option price.

      If the shares to be purchased are covered by an effective registration statement under the Securities Act of 1933, as amended, any Option may be exercised by a broker-dealer acting on behalf of an Optionee if (a) the broker-dealer has received from the Optionee instructions signed by the Optionee requesting the Company to deliver the shares of Common Stock subject to such Option to the broker-dealer on behalf of the Optionee and specifying the account into which such shares should be deposited, (b) adequate provision has been made with respect to the payment of any withholding taxes due upon such exercise, and (c) the broker-dealer and the Optionee have otherwise complied with Section 220.3(e)(4) of Regulation T, 12 CFR Part 220, or any successor provision.

      (3) The Company, in its sole discretion, may lend money to an Optionee, guarantee a loan to an Optionee or otherwise assist an Optionee to obtain the cash necessary to exercise all or any portion of an Option granted under the 2001 Plan.

      (4) The Company shall not be required to issue any fractional shares upon the exercise of any Options granted under this 2001 Plan. No Optionee nor an Optionee's legal representatives, legatees or distributees, as the case may be, will be, or will be deemed to be, a holder of any shares subject to an Option unless and until said Option has been exercised and the purchase price of the shares in respect of which the Option has been exercised has been paid. Unless otherwise provided in the agreement applicable thereto, an Option shall not be exercisable except by the Optionee or by a person who has obtained the Optionee's rights under the Option by will or under the laws of descent and distribution or pursuant to a "qualified domestic relations order" as defined in the Code.

   (e) No Incentive Stock Options shall be exercisable (a) more than five years (or such other period of time as from time-to-time provided in the then-applicable provisions of the Code governing Incentive Stock Options) after the Date of Grant with respect to an Optionee who owns ten percent or more of the outstanding Common Stock (within the meaning of the Code), and (b) more than ten years after the Date of Grant with respect to all other Optionees. No Nonqualified Stock Options shall be exercisable more than ten years after the Date of Grant.

   (f) In no event shall any Option granted to any employee who is classified as "non-exempt" under the Fair Labor Standards Act of 1938 be exercisable less than six months after the Date of Grant, except in the case of death, disability, retirement, a change in control or other circumstances permitted by regulations under the Worker Economic Opportunity Act ("WEOA"). Grants to such non-exempt employees shall not be based on pre-established performance criteria, except as specifically permitted under the WEOA. Non-exempt employees shall be notified of the terms of their Options in accordance with the WEOA, and exercise of such Options must be voluntary.

SECTION 7.  General Provisions

   (a) The Company and its Subsidiaries shall have the right to deduct from all amounts paid to an Optionee in cash (whether under the 2001 Plan or otherwise) any taxes required by law to be withheld in respect of Option exercises under the 2001 Plan. However, if permitted by the Committee or under the terms of the applicable agreement, the Optionee may pay all or any portion of the taxes required to be withheld by the Company or its Subsidiaries or paid by the Optionee with respect to such Common Stock by electing to have the Company or its Subsidiaries withhold shares of Common Stock, or by delivering previously owned shares of Common Stock, having a Fair Market Value equal to the amount required to be withheld or paid. The Optionee must make the foregoing election on or before the date that the amount of tax to be withheld is determined. Any such election is irrevocable and subject to disapproval by the Committee. If the Optionee is subject to the provisions of Section 16(b) of the Exchange Act, then any such election shall be subject to the restrictions imposed by Rule 16b-3.

   (b) Each Option hereunder shall be evidenced in writing, delivered to the Optionee, and shall specify the terms and conditions thereof and any rules applicable thereto, including, but not limited to, the effect on such Option of the death, retirement, disability or other termination of employment of the Optionee and the effect thereon, if any, of a change in control of the Company.

   (c) Unless otherwise provided in the agreement applicable thereto, no Option shall be assignable or transferable except by will or under the laws of descent and distribution or pursuant to a "qualified domestic relations order" as defined in the Code, and no right or interest of any Optionee shall be subject to any lien, obligation or liability of the Optionee.

   (d) No person shall have any claim or right to be granted an Option. Further, the Company and its Subsidiaries expressly reserve the right at any time to terminate the employment of an Optionee free from any liability, or any claim under the 2001 Plan, except as provided in any agreement entered into with respect to an Option. Neither the 2001 Plan nor any Option granted hereunder is intended to confer upon any Optionee any rights with respect to continuance of employment or other utilization of his or her services by the Company or by a Subsidiary, nor to interfere in any way with his or her right or that of his or her employer to terminate his or her employment or other services at any time (subject to the terms of any applicable contract). The conditions to apply to the exercise of an Option in the event an Optionee ceases to be employed by the Company or a Subsidiary for any reason shall be determined by the Committee or specified in the written agreement evidencing the Option.

   (e) Subject to the provisions of the applicable Option, no Optionee or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed under the 2001 Plan until he or she has become the holder thereof.

   (f) The validity, construction, interpretation, administration and effect of the 2001 Plan and of its rules and regulations, and rights relating to the 2001 Plan, shall be determined solely in accordance with the laws of the State of Texas (without giving effect to its conflicts of laws rules) and, to the extent applicable, federal law.

   (g) The 2001 Plan was originally effective on May 15, 2001. No Options may be granted under the 2001 Plan after May 14, 2011; however, all previous Options issued that have not expired under their original terms or will not then expire at the time the 2001 Plan expires will remain outstanding.

   (h) Restrictions on Issuance of Shares

      (1) The Company shall not be obligated to sell or issue any Shares upon the exercise of any Option granted under the 2001 Plan unless: (i) the shares pertaining to such Option have been registered under applicable federal and state securities laws or are exempt from such registration; (ii) the prior approval of such sale or issuance has been obtained from any state regulatory body having jurisdiction; and (iii) in the event the Common Stock has been listed on any exchange, the shares pertaining to such Option have been duly listed on such exchange in accordance with the procedure specified therefor. The Company shall be under no obligation to effect or obtain any listing, registration, qualification, consent or approval with respect to shares pertaining to any Option granted under the 2001 Plan. If the shares to be issued upon the exercise of any Option granted under the 2001 Plan are intended to be issued by the Company in reliance upon the exemptions from the registration requirements of applicable federal and state securities laws, the recipient of the Option, if so requested by the Company, shall furnish to the Company such evidence and representations, including an opinion of counsel, satisfactory to it, as the Company may reasonably request.

      (2) The Company shall not be liable for damages due to a delay in the delivery or issuance of any stock certificates for any reason whatsoever, including, but not limited to, a delay caused by listing, registration or qualification of the shares of Common Stock pertaining to any Option granted under the 2001 Plan upon any securities exchange or under any federal or state law or the effecting or obtaining of any consent or approval of any governmental body.

   (i) The Board of Directors or Committee may impose such other restrictions on the ownership and transfer of shares issued pursuant to the 2001 Plan as it deems desirable; any such restrictions shall be set forth in the applicable agreement.

   (j) The Board of Directors may amend, abandon, suspend or terminate the 2001 Plan or any portion thereof at any time in such respects as it may deem advisable in its sole discretion, provided that no amendment shall be made without stockholder approval (including an increase in the maximum number of shares of Common Stock in respect of which Options may be made under the 2001
Plan) if such stockholder approval is necessary to comply with any tax or regulatory requirement or exchange listing rules, including for these purposes any approval requirement that is a prerequisite for exemptive relief under
Section 16(b) of the Exchange Act.

   (k) To preserve an Optionee's rights under an Option in the event of a change in control of the Company or an Optionee's separation from employment, the Committee in its discretion may, at the time an Option is made or any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise of the Option, (ii) provide for the purchase of the Option, upon the Optionee's request, for an amount of cash or other property that could have been received upon the exercise or realization of the Option had the Option been currently exercisable or payable, (iii) adjust the terms of the Option in a manner determined by the Committee to reflect the change in control or to prevent the imposition of an excise tax under section 280G(b) of the Code, (iv) cause the Option to be assumed, or new rights substituted therefor, by another entity, or (v) make such other provision as the Committee may consider equitable and in the best interests of the Company.

   AMENDED AND RESTATED as of July 29, 2002.

                                          ZIXIT CORPORATION

                                          By: _______________________________

                                          Title: ____________________________

                                                                     APPENDIX B

                               ZIXIT CORPORATION
                       1999 DIRECTORS' STOCK OPTION PLAN
                  (Amended and Restated as of July 29, 2002)

SECTION 1.  Purpose

   The purpose of the ZixIt Corporation 1999 Directors' Stock Option Plan (hereinafter called the "1999 Plan") is to advance the interests of ZixIt Corporation, a Texas corporation (hereinafter called the "Company"), by strengthening the ability of the Company to attract, on its behalf, and retain External Directors (as defined below) of high caliber through encouraging a sense of proprietorship by means of stock ownership.

SECTION 2.  Definitions

   "Adoption Date" shall mean January 28, 1999.

   "Board" shall mean the Board of Directors of the Company.

   "Code" shall mean the Internal Revenue Code of 1986, as amended from time-to-time.

   "Committee" shall mean the entire Board of Directors, or if the administration of the 1999 Plan has been delegated to a committee of the Board, a committee selected by the Board and comprised of at least two directors. To the extent necessary to comply with the requirements of Rule 16b-3, the Committee shall consist of two or more Non-Employee Directors.

   "Common Stock" shall mean the common stock of the Company, par value $.01 per share.

   "Date of Grant" shall mean the date on which an Option is granted under the 1999 Plan.

   "Designated Beneficiary" shall mean the beneficiary designated by the Optionee, in a manner determined by the Committee, to receive amounts due the Optionee in the event of the Optionee's death. In the absence of an effective designation by the Optionee, Designated Beneficiary shall mean the Optionee's estate.

   "Eligible Director" shall mean an External Director who has served on the Board at least 12 consecutive months as of the Date of Grant.

   "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

   "External Director" shall mean a member of the Board who is not an employee of the Company or a subsidiary.

   "Fair Market Value" shall mean the closing sales price (or average of the quoted closing bid and asked prices if there is no closing sales price reported) of the Common Stock on the date specified as reported by the NASDAQ Stock Market, or by the principal national stock exchange on which the Common Stock is then listed. If there is no reported price information for such date, the Fair Market Value will be determined by the reported price information for Common Stock on the day nearest preceding such date.

   "Grant Shares" shall mean, with respect to each Eligible Director for a particular year, a number of shares calculated according to the following formula: 1% of the number of the Company's outstanding Common Stock shares as of the December 31 immediately preceding the Date of Grant divided by the number of then-Eligible Directors. In no event may the number of Grant Shares in any given year to any given Eligible Director exceed one-half of 1% of the Company's outstanding Common Stock shares.

   "Non-Employee Director" shall have the meaning given such term in Rule 16b-3.

   "Option" shall mean a nonqualified option to purchase shares of the Company's Common Stock.

   "Optionee" shall mean the person to whom an Option is granted under the 1999 Plan or who has obtained the right to exercise an Option in accordance with the provisions of the 1999 Plan.

   "Rule 16b-3" shall mean Rule 16b-3 of the rules and regulations under the Exchange Act as it may be amended from time-to-time and any successor provision to Rule 16b-3 under the Exchange Act.

SECTION 3.  Administration

   The 1999 Plan shall be administered by the Committee. The Committee shall have sole and complete authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the 1999 Plan as it shall from time-to-time deem advisable, and to construe, interpret and administer the terms and provisions of the 1999 Plan and the agreements thereunder. The determinations and interpretations made by the Committee are final and conclusive and binding on all persons.

SECTION 4.  Eligibility

   All External Directors shall be eligible to receive awards of Options under the 1999 Plan.

SECTION 5.  Maximum Amount Available for Awards

   Subject to the provisions of Section 9, the maximum number of shares of Common Stock in respect of which Options may be granted under the 1999 Plan shall be 975,000 shares of Common Stock. Shares of Common Stock may be made available from authorized but unissued shares of the Company or from shares reacquired by the Company, including shares purchased in the open market. In the event that an Option is terminated unexercised as to any shares of Common Stock covered thereby, such shares shall thereafter be again available for award pursuant to the 1999 Plan.

SECTION 6.  Stock Options

   (a) During the term of the 1999 Plan, on the day that an External Director is first appointed or elected to the Board, such director shall be granted nonqualified Options to purchase 25,000 shares of the Company's Common Stock. Also, during the term of the 1999 Plan, on the first business day of January of each year after the Adoption Date, each Eligible Director shall be granted Options to purchase the Grant Shares. Each Eligible Director serving on the Board on the Adoption Date shall be granted Options to purchase the Grant Shares, effective as of the Adoption Date. Directors that receive the Grant Shares are not eligible to receive a directors' retainer cash payment, although they are eligible to be reimbursed for expenses related to Board activities.

   (b) All Options granted under the 1999 Plan prior to shareholder approval of the 1999 Plan shall be subject to the approval of the 1999 Plan by the shareholders of the Company.

   (c) The exercise price of the 25,000 share option grants shall be 100% of the Fair Market Value of the Common Stock on the Date of Grant. The exercise price for the Grant Shares shall be 120% of the Fair Market Value of the Common Stock on the Date of Grant. The exercise price of any outstanding Options may not be re-priced without the approval of the Company's shareholders (obtained in accordance with applicable law), given in each specific instance.

   (d) Each Option hereunder shall be evidenced in writing, delivered to the Optionee, and shall be exercisable at such times and subject to such terms and conditions as specified in the applicable grant and agreement, subject to the following principles:

      (1) the 25,000 share option grants shall vest six months from the Date of Grant;

      (2) the Grant Shares shall vest annually and pro-rata on each of the first three anniversaries of the Date of Grant; provided, that, the vesting will accelerate if (a) a Change in Control (as defined in the applicable agreement) of the Company occurs or (b) the director is removed by vote of the shareholders other than for Cause (as defined in the applicable agreement); and

      (3) the Options may not be exercised after the tenth anniversary of the Date of Grant.

   The Committee may impose such conditions with respect to the exercise of Options (that are consistent with the foregoing principles), including without limitation, any relating to the application of federal or state securities laws, as it may deem necessary or advisable.

   (e) No shares shall be delivered pursuant to any exercise of an Option until cash payment in full of the option price therefor is received by the Company. If the shares to be purchased are covered by an effective registration statement under the Securities Act of 1933, any Option may be exercised by a broker-dealer acting on behalf of an Optionee if (a) the broker-dealer has received from the Optionee instructions signed by the Optionee requesting the Company to deliver the shares of Common Stock subject to such Option to the broker-dealer on behalf of the Optionee and specifying the account into which such shares should be deposited, (b) adequate provision has been made with respect to the payment of any withholding taxes due upon such exercise, and (c) the broker-dealer and the Optionee have otherwise complied with Section 220.3(e)(4) of Regulation T, 12 CFR Part 220, or any successor provision. The Company shall have the right to deduct from all amounts paid to an Optionee in cash (whether under the 1999 Plan or otherwise) any taxes the Company withholds in respect of Options under the 1999 Plan.

   (f) The Company shall not be required to issue any fractional shares upon the exercise of any Options granted under the 1999 Plan. No Optionee or such Optionee's legal representatives, legatees or distributees, as the case may be, will be, or will be deemed to be, a holder of any shares subject to an Option unless and until said Option has been exercised and the purchase price of the shares in respect of which the Option has been exercised has been paid. Unless otherwise provided in the agreement applicable thereto, an Option shall not be exercisable except by the Optionee or by a person who has obtained the Optionee's rights under the Option by will or under the laws of descent and distribution or pursuant to a "qualified domestic relations order" as defined in the Code, and no right or interest of any Optionee shall be subject to any lien, obligation or liability of the Optionee.

SECTION 7.  1999 Plan Amendments

   The Board may amend, abandon, suspend or terminate the 1999 Plan or any portion thereof at any time in such respects as it may deem advisable in its sole discretion, provided that no amendment shall be made without shareholder approval if such amendment is material or if shareholder approval is necessary to comply with any tax or regulatory requirement.

SECTION 8.  Restrictions on Issuance of Options and Option Shares

   The Company shall not be obligated to issue any shares upon the exercise of any Option granted under the 1999 Plan unless: (1) the shares pertaining to such Option have been registered under applicable securities laws or are exempt from such registration; (2) if required, the prior approval of such sale or issuance has been obtained from any state regulatory body having jurisdiction; and (3) in the event the Common Stock has been listed on any exchange, the shares pertaining to such Option have been duly listed on such exchange in accordance with the procedure specified therefor. The Company shall be under no obligation to effect or obtain any listing, registration, qualification, consent or approval with respect to shares pertaining to any Option granted under the 1999 Plan. If the shares to be issued upon the exercise of any Option granted under the 1999 Plan are intended to be issued by the Company in reliance upon the exemptions from the registration requirements of applicable federal and state securities laws, the recipient of the Option, if so requested by the Company, shall furnish to the

Company such evidence and representations, including an opinion of counsel satisfactory to it as the Company may reasonably request.

   The Company shall not be liable for damages due to a delay in the delivery or issuance of any stock certificates for any reason whatsoever, including, but not limited to, a delay caused by listing, registration or qualification of the shares of Common Stock pertaining to any Option granted under the 1999 Plan upon any securities exchange or under any federal or state law or the effecting or obtaining of any consent or approval of any governmental body.

   The Committee may impose such other restrictions on the ownership and transfer of shares issued pursuant to the 1999 Plan as it deems desirable; any such restrictions shall be set forth in the agreement applicable thereto.

SECTION 9.  Adjustment to Shares

   In the event that the Committee shall determine that any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below Fair Market Value or other similar corporate event affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under the 1999 Plan, then the Committee shall adjust appropriately any or all of (a) the number and kind of shares that thereafter may be optioned under the 1999 Plan, (b) the number and kind of shares subject of Options and
(c) the exercise price with respect to any of the foregoing and/or, if deemed appropriate, make provision for cash payment to an Optionee or a person who has an outstanding Option; provided, however, that the number of shares subject to any Option shall always be a whole number.

SECTION 10.  Effective Date; Term; Effect on 1996 Plan

   The 1999 Plan was originally effective as of the Adoption Date. No Options may be granted under the 1999 Plan after January 27, 2009; however, all previously granted Options that have not expired under their original terms or will not then expire at the time the 1999 Plan expires will remain outstanding. The 1999 Plan supersedes the Company's 1996 Directors' Stock Option Plan.

SECTION 11.  General Provisions

   (a) Neither the 1999 Plan nor any Option granted hereunder is intended to confer upon any Optionee any rights with respect to continuance of the utilization of his or her services by the Company, nor to interfere in any way with his or her right or that of the Company to terminate his or her services at any time (subject to the terms of any applicable contract, law, regulation, and the articles and bylaws of the Company).

   (b) No Optionee or Designated Beneficiary shall have any rights as a shareholder with respect to any shares of Common Stock to be distributed under the 1999 Plan until he or she has become the holder thereof.

   (c) The validity, construction, interpretation, administration and effect of the 1999 Plan and of its rules and regulations, and rights relating to the 1999 Plan, shall be determined solely in accordance with the laws of the State of Texas (without giving effect to its conflicts of laws rules) and, to the extent applicable, federal law.

   AMENDED AND RESTATED as of July 29, 2002.

                                          ZIXIT CORPORATION

                                          By: _______________________________

                                          Title: ____________________________

Proxy - ZixIt Corporation

         BOARD OF DIRECTORS PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                AT THE CITYPLACE CONFERENCE CENTER, HOUSTON ROOM
          2711 NORTH HASKELL AVENUE, SECOND FLOOR, DALLAS, TEXAS 75204
   9:00 a.m. (registration at 8:30 a.m.), Central time, Monday, July 29, 2002


The undersigned stockholder of ZixIt Corporation hereby appoints John A. Ryan and Steve M. York, or either of them, as proxies, each with full power of substitution, to vote the shares of the undersigned at the above-stated annual meeting and at any postponement(s) or adjournment(s) thereof.

THIS PROXY IS SOLICITED ON BEHALF OF OUR BOARD OF DIRECTORS AND WILL BE VOTED ACCORDING TO YOUR DIRECTIONS MADE ON THE REVERSE SIDE. IF YOU DO NOT VOTE ON PROPOSALS 1, 2, 3 OR 4, THIS PROXY WILL BE VOTED "FOR" THOSE PROPOSALS. THE PROXY HOLDERS WILL USE THEIR DISCRETION WITH RESPECT TO ANY OTHER MATTER THAT PROPERLY COMES BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF. THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.

        PLEASE VOTE, SIGN AND DATE ON THE REVERSE SIDE OF THIS PROXY CARD
                  AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

                  (Continued and to be signed on reverse side.)

ZixIt Corporation

Use a black pen. Print in CAPITAL letters inside the grey areas as shown in this
      -----
example.
              [A/B/C]          [1/2/3]          [X]
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Annual Meeting Proxy Card

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A.   Election of Directors
1.   The Board of Directors recommends a vote FOR the listed nominees.

                                            For          Withhold
     01       David P. Cook                 / /          / /
     02       Michael E. Keane              / /          / /
     03       James S. Marston              / /          / /
     04       John A. Ryan                  / /          / /
     05       Antonio R. Sanchez, Jr.       / /          / /
     06       Dr. Ben G. Streetman          / /          / /

B.   Issues
     The Board of Directors recommends a vote FOR the following resolutions:

                                                                   For     Against      Abstain
2.   Amendment to ZixIt Corporation's Articles of Incorporation.   / /     / /          / /

3.   Amendment to ZixIt Corporation's 2001 Stock Option Plan.      / /     / /          / /

4.   Amendment to ZixIt Corporation's 1999 Directors' Stock        / /     / /          / /
     Option Plan.

C. Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.
NOTE: This proxy will be voted in the discretion of the proxy holders on any other business that properly comes before the meeting or any adjournment thereof, hereby revoking any proxy or proxies given by the undersigned prior to the date hereof.

By executing this proxy, you acknowledge receipt of ZixIt Corporation's 2001 Annual Report, Notice of 2002 Annual Meeting of Stockholders and Proxy Statement and revoke any proxy or proxies given by you prior to the date hereof.

Please sign EXACTLY as your name(s) appear(s) on this proxy card. Joint owners must EACH sign personally. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please give your FULL title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature 1                                 Signature 2                             Date (dd/mm/yyyy)
____________________________________        ____________________________________    _____/_____/_____________